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2019 ANNUAL MEETING

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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April 24, 2019

Dear Stockholder:

              You are cordially invited to join us for our 2019 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2019 at 12:00 noon at the Grand Hyatt Denver, 1750 Welton Street, 3rd Floor, Denver, Colorado 80202.

              The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of seven directors; the ratification of the appointment of Grant Thornton LLP as our independent auditors for the 2019 fiscal year; and the approval on a non-binding advisory basis of the 2018 compensation of our named executive officers.

              Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you plan to attend the Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the Internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

              The officers and directors of Bonanza Creek appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Eric T. Greager President and Chief Executive Officer

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

              Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at the Grand Hyatt Denver, 1750 Welton Street, 3rd Floor, Denver, Colorado 80202, on Tuesday, June 4, 2019, at 12:00 noon local time (the "2019 Annual Meeting"). The 2019 Annual Meeting is being held for the following purposes:

                  1)  To elect seven directors named in this proxy statement to our board of directors;

                  2)  To ratify the selection of Grant Thornton LLP as the Company's independent registered public accountant for 2019;

                  3)  To approve, on an advisory basis, the compensation of our named executive officers; and

                  4)  To transact such other business as may properly come before the 2019 Annual Meeting.

              These proposals are described in the accompanying proxy materials. You will be able to vote at the 2019 Annual Meeting only if you were a stockholder of record at the close of business on April 15, 2019.

By Order of the Board of Directors,

Cyrus D. Marter IV Secretary

Denver, Colorado
April 24, 2019

YOUR VOTE IS IMPORTANT

              Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the Internet, so that you may be represented at the 2019 Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

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BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

              The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company") requests your proxy for the 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"), which will be held on Tuesday, June 4, 2019, at 12:00 noon local time, at the Grand Hyatt Denver, 1750 Welton Street, 3rd Floor, Denver, Colorado 80202. Distribution of these proxy solicitation materials is scheduled to begin on or about April 24, 2019. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the 2019 Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the 2019 Annual Meeting from time-to-time and to vote your shares at any adjournments or postponements of the 2019 Annual Meeting. If any other business properly comes before the stockholders for a vote at the 2019 Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

GENERAL INFORMATION

              If you attend the 2019 Annual Meeting, you may vote in person. If you are not present at the 2019 Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the 2019 Annual Meeting by delivering to the Company's Secretary a written notice of the revocation, by submitting your vote electronically through the Internet or by phone after the grant of the proxy or by signing and delivering to the Company's Secretary a proxy with a later date. Your attendance at the 2019 Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the 2019 Annual Meeting.

Stockholders of Record and Beneficial Owners

              Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

              Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote in person at the 2019 Annual Meeting. The proxy materials include a proxy card for the 2019 Annual Meeting.

              Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        1

shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the 2019 Annual Meeting.

Quorum and Voting

              Voting Stock.    The Company's common stock, par value $0.01 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

              Record Date.    The record date for stockholders entitled to notice of and to vote at the 2019 Annual Meeting was the close of business on April 15, 2019. As of the record date, 20,599,870 shares of the Company's common stock were outstanding and are entitled to be voted at the 2019 Annual Meeting.

              Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2019 Annual Meeting is necessary to constitute a quorum at the 2019 Annual Meeting.

              If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the 2019 Annual Meeting have the power to adjourn the 2019 Annual Meeting from time to time, without notice other than an announcement at the 2019 Annual Meeting, until a quorum is present. At any adjourned 2019 Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the 2019 Annual Meeting as originally notified.

              Vote Required.    The directors will be elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the directors. The (i) ratification of the selection of the Company's independent registered public accountants for 2019 and (ii) approval, on an advisory basis, of the compensation of the Company's named executive officers, will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to the matter. An automated system will tabulate the votes cast by proxy for the 2019 Annual Meeting, and the inspector of elections will tabulate votes cast in person at the 2019 Annual Meeting. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner (a "broker non-vote"). Non-discretionary items include the election of directors and approval, on an advisory basis, of the compensation of the Company's named executive officers. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the 2019 Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on the director election or on the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant for 2019, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

              Default Voting.    A proxy that is properly completed and submitted will be voted at the 2019 Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

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  FOR the election of the nominees for director;

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  FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accountant; and

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        2

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  FOR the advisory vote to approve the compensation of our named executive officers.

              If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the 2019 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

INTRODUCTION: CONFIRMATION OF BOARD AS PART OF CHAPTER 11 PROCEEDINGS

              On January 4, 2017 (the "Petition Date"), Bonanza Creek (following the Effective Date (as defined below), "Reorganized Bonanza Creek") and all of Bonanza Creek's subsidiaries (the "Subsidiaries" and, together with Bonanza Creek, the "Debtors"; the Debtors, solely following the Effective Date, the "Reorganized Debtors") filed voluntary petitions (the cases commenced thereby, the "Chapter 11 Cases") for reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

              On April 7, 2017, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Debtors' Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 6, 2017 (the "Plan"). On April 28, 2017 (the "Effective Date"), the Plan became effective in accordance with its terms and the Reorganized Debtors emerged from bankruptcy. Pursuant to the Plan, Reorganized Bonanza Creek's board of directors, consisting of Richard J. Carty, Paul Keglevic, Brian Steck, Thomas B. Tyree, Jr., Jack E. Vaughn, Scott D. Vogel, and Jeffrey E. Wojahn, was appointed as of the Effective Date.

              On June 11, 2017, Richard J. Carty, a member of the Board, as well as the President and Chief Executive Officer, notified the Company that he would resign from the Board, and as President and Chief Executive Officer, effective immediately. Mr. Carty's resignation did not result from any disagreement with the Company regarding any matter related to the Company's operations, policies, or practices. Following Mr. Carty's resignation, the Board retained R. Seth Bullock, a managing director of Alverez & Marsal, LLC, as interim Chief Executive Officer. On April 11, 2018, Eric T. Greager was appointed as the Company's new President and Chief Executive Officer, replacing Mr. Bullock, and as a director of the Company. With the appointment of Mr. Greager to the Board, the Board consists of seven members, six of whom are independent.

              In April 2019, the Board elected Brian Steck to replace Jack E. Vaughn as Chairman of the Board, to be effective and contingent on Mr. Steck's re-election to the Board by stockholders at the 2019 Annual Meeting. If Mr. Steck becomes Chairman of the Board following the 2019 Annual Meeting, Mr. Vaughn will continue to serve as a director on the Board.

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              After the 2019 Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in "Proposal One—Election of Directors" below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:

Name	Age	Title
Brian Steck	52	Chairman of the Board
Paul Keglevic	65	Director
Thomas B. Tyree, Jr.	58	Director
Jack E. Vaughn	73	Director
Scott D. Vogel	43	Director
Jeff E. Wojahn	56	Director
Eric T. Greager	48	Director, President and Chief Executive Officer
Brant H. DeMuth	58	Executive Vice President and Chief Financial Officer
Cyrus D. Marter IV	55	Executive Vice President, General Counsel and Secretary
Dean Tinsley	47	Senior Vice President, Operations
Sandra K. Garbiso	40	Vice President and Chief Accounting Officer

              The members of the Board shall serve one-year terms. The Company's bylaws provide that the directors shall be elected at the annual meeting of stockholders, and each director shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. The current terms of the directors will expire at the annual meeting.

              Set forth below is biographical information about the Company's nominees for director and the Company's executive officers.

              Brian Steck joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Steck is a Partner and Senior Analyst at Mangrove Partners where he has worked since 2011. Through early 2011, Mr. Steck managed The Laurel Capital Group, LLC, the general partner of a hedge fund he founded in 2009. From 2006 until 2008, Mr. Steck was Head of US Equities at Tisbury Capital where he built and managed a team focused on event- and fundamentally-driven investment opportunities. From 2000 until 2005, Mr. Steck was a partner at K Capital where he focused on European and U.S. opportunities that included special situations, merger arbitrage, deep value and shareholder activism. Prior to K Capital, Mr. Steck spent 10 years at UBS and its predecessors Swiss Bank Corporation and O'Connor & Associates where he focused on equity derivative trading and risk management, built equity derivative and event-driven client businesses and was Global Co-Head of Equity Hedge Fund Coverage. Mr. Steck serves on the board of directors of Penn Virginia Corporation. Mr. Steck received a B.S., with highest honors, from University of Illinois at Urbana Champaign. Mr. Steck's extensive experience as a financial analyst has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Paul Keglevic joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Keglevic served as the Chief Executive Officer of Energy Future Holdings Corp., ("EFH"), since October 2016 and as Chief Restructuring Officer of EFH since December 2013. Previously, Mr. Keglevic served as Executive Vice President and Chief Financial Officer of EFH from June 2008 to October 2016. EFH filed for Chapter 11 bankruptcy protection in April 2014 while Mr. Keglevic served as its Chief Financial Officer and Chief Restructuring Officer. Mr. Keglevic was a partner at PricewaterhouseCoopers ("PWC"), an accounting firm where he worked from July 2002 to July 2008. At PWC he was the U.S. utility sector leader for six years and the clients and sector assurance leader for one year. Prior to PWC, Mr. Keglevic led the utilities practice for Arthur Andersen, where he was a partner for 15 years. Mr. Keglevic serves on the board of directors of Stellus Capital Investment Corp., Clear Channel Outdoor Holdings, Inc., and PetSmart, Inc. and has served as a member of the board of directors of several subsidiaries of EFH, Philadelphia Energy

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Solutions LLC, Cobalt International Energy, Inc. and the Dallas and State of California Chambers of Commerce and several other charitable and advisory boards. Mr. Keglevic received his B.S. in accounting from Northern Illinois University and is a certified public accountant. Mr. Keglevic's extensive experience with public companies and knowledge of accounting and regulatory issues has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Thomas B. Tyree, Jr. joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Tyree is Executive Chairman of Northwoods Energy LLC, an upstream oil and gas company, and has held that position since January 2018. Previously, Mr. Tyree served as President, Chief Financial Officer and Member of the Board of Managers of Vantage Energy, LLC from 2006 until its sale to Rice Energy Inc. in October 2016. Prior to Vantage Energy, Mr. Tyree served as Chief Financial Officer of Bill Barrett Corporation from 2003 through 2006. From 1989 through 2003, Mr. Tyree served in various positions in the Investment Banking Division at Goldman, Sachs & Co., including as a Managing Director. Mr. Tyree began his career with Bankers Trust Company in 1983 as an Associate in Corporate Finance. Mr. Tyree received his M.B.A. from The Wharton School at the University of Pennsylvania with concentrations in Finance and Entrepreneurial Management. He received his B.A. from Colgate University with concentrations in Economics and Philosophy, and he currently serves as a member of the Colgate Board of Trustees. Mr. Tyree's extensive experience as chairman and chief financial officer of oil and gas companies and an investment banker, together with his knowledge of the energy industry, has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Jack E. Vaughn joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Vaughn has served as the Chairman and Chief Executive Officer of Peak Exploration and Production, LLC since March 2011, where he is responsible for executive management of all operational activity, including drilling, completion, and facility construction in all operating areas, as well as all gas and crude oil transportation and marketing, regulatory and environmental compliance activities. He previously served as Chairman and Chief Executive Officer of Peak Energy Resources, Inc. from November 2002 until March 2011. Mr. Vaughn serves on the Board of Directors of Saddle Butte Pipeline II, LLC and was the co-founder and a member of the Board of Directors of Momentum Midstream, LLC from 2007 to 2011. In addition, Mr. Vaughn has held several other senior management positions at energy companies in the United States, including EnerVest Management Partners, LP and Emerald Gas Operating Company. Mr. Vaughn received his B.S. in Petroleum Engineering from the University of Texas at Austin. Mr. Vaughn's extensive upstream and midstream operational and executive management experience has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Scott D. Vogel joined our Board in April 2017, effective upon emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. Mr. Vogel has served as the Managing Member at Vogel Partners LLC, a private investment firm, since July 2016, after serving as Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 to July 2016. Previously, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and at Chase Securities in its investment banking group. Mr. Vogel has served on numerous boards during his career and is currently a member of the board of Arch Coal, Avaya, Key Energy Services, Seadrill, and several private companies. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University. Mr. Vogel's mix of experience with executive management oversight, finance and capital markets, human resources and compensation, and strategic planning has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Jeff E. Wojahn was elected as a member of our Board on November 10, 2014. Mr. Wojahn served as Executive Vice President of Encana Corporation from 2003 to 2013, and was President of Encana Oil & Gas (USA) Inc. from 2006 to 2013. Beginning in 1985, Mr. Wojahn held senior management and operational positions

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in Canada and the United States and has extensive experience in unconventional resource play development. He has served as the Executive Chairman of MiddleFork Energy Partners since March 2017 and served as a Strategic Advisory Board member for Morgan Stanley Energy Partners from October 2014 until April 2017. Mr. Wojahn received his B.S. in Geophysics from the University of Calgary in 1985. Mr. Wojahn's extensive experience of over 30 years in the oil and gas industry and his significant operational and development experience as an executive of other oil and gas companies has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Eric T. Greager joined our board and was named President and Chief Executive Officer effective April 11, 2018. Mr. Greager previously served as a Vice President and General Manager at Encana Oil & Gas (USA) Inc. Mr. Greager joined Encana in 2006 and served in various management and executive positions, including as a member of the boards of directors of Encana Procurement Inc. and Encana Oil & Gas (USA) Inc. Mr. Greager previously served on the board of directors of Western Energy Alliance and the board of managers of Hunter Ridge Energy Services. Mr. Greager received his Master's Degree in Economics from the University of Oklahoma and his Bachelor's Degree in Engineering from the Colorado School of Mines. He is a licensed Professional Engineer. Mr. Greager's 20 years of management experience, exposure to both the operating and technical aspects of the oil and gas industry and day-to-day leadership of the Company as President and Chief Executive Officer has led the Board to conclude that he has the expertise necessary to serve as a director of the Company.

              Brant H. DeMuth was named Executive Vice President and Chief Financial Officer effective November 14, 2018. Mr. DeMuth previously served as Vice President of Finance and Treasurer at SRC Energy Inc. from October 2014 until November 2018. Prior to joining SRC Energy, Mr. DeMuth served as Interim Chief Financial Officer of DJ Resources, LLC from August 2013 to September 2014 and as Executive Vice President of Strategy and Corporate Development of Gevo, Inc. from June 2011 to May 2013. Mr. DeMuth currently serves on the University of Northern Colorado's Monfort College of Business Dean's Leadership Council. Mr. DeMuth is a Chartered Financial Analyst and received his M.B.A. in Oil and Gas Finance from the University of Denver and his B.S. in Business Administration from Colorado State University.

              Cyrus D. "Skip" Marter was named Executive Vice President, General Counsel and Secretary on November 14, 2018. He joined Bonanza Creek in October 2016, as Senior Vice President, General Counsel and Secretary. During the six months leading up to that time, he assisted Bonanza Creek on a seconded basis while with the Denver law firm of Davis Graham & Stubbs LLP. Mr. Marter previously served as Forest Oil Corporation's General Counsel for nine years and led the U.S. legal group at Encana Oil & Gas (USA) Inc. He began his legal career in 1990 at the Houston law firm of Susman Godfrey LLP and was a partner at the firm from 1996 to 2002. Mr. Marter holds a B.S. in Petroleum Engineering from Texas A&M University and a law degree from the University of Texas School of Law.

              Dean Tinsley was named Senior Vice President, Operations in November 2017. He joined the Company in April 2013 as Production Engineering Manager and was named Vice President—Rocky Mountain Asset Management in May 2015 and Vice President, Operations and Engineering in September 2016. Mr. Tinsley is responsible for all operations for the Company, including drilling, completions, production, infrastructure and EHS&RC. He has more than 24 years of progressive experience in exploration and production management, operations and engineering. From 2005 to 2013, Mr. Tinsley held positions as Asset Director for the Piceance Basin and Director of Operations for the Marcellus Region, respectively, with WPX Energy. Prior to this, he held operational, technical and supervisory roles in three additional basins for Amoco, Barrett Resources and Williams Production Company. Mr. Tinsley holds a B.S. in Engineering from Colorado School of Mines and an M.B.A. from Colorado State University.

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              Sandra K. Garbiso was named the Company's Vice President and Chief Accounting Officer as well as principal accounting officer in November 2017. She joined the Company in January 2014 as Manager, Financial Reporting and was named Director, Financial Accounting in March 2015 and Controller in June 2016. Ms. Garbiso is a certified public accountant with over 15 years of accounting and financial management experience. Prior to joining Bonanza Creek, Ms. Garbiso served as the Controller at Republic Financial Corporation from January 2013 to January 2014, and was the Financial Reporting Manager at SM Energy Company from December 2007 to December 2012. Ms. Garbiso has an accounting degree from the University of Northern Colorado.

CORPORATE GOVERNANCE

Our Company

              Bonanza Creek Energy, Inc. is an independent Denver-based energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets and operations are concentrated in the rural portions of the Wattenberg Field in Colorado, which we have designated the Rocky Mountain region. The Wattenberg Field is one of the premiere oil and natural gas resource plays in the United States, benefiting from a low cost structure, mature infrastructure, strong production efficiencies, multiple producing horizons, multiple service providers, established reserves and prospective drilling opportunities, which helps facilitate predictable production and reserve growth.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

              The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

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  Process for Director Selections;

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  Qualifications and Responsibilities of Directors;

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  Committees of the Board;

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  Director Access to Management and Independent Advisors;

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  Director Compensation;

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  Director Orientation and Continuing Education;

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  Chief Executive Officer Evaluation and Management Succession;

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  Annual Performance Evaluations;

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  The Company's Code of Business Conduct and Ethics;

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  Term Limits for Directors; and

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  Changed Circumstances of the Company's Directors.

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              Our Corporate Governance Guidelines, including a copy of the current "Code of Business Conduct and Ethics," are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed annually and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines are presented to the Board for its approval.

              The New York Stock Exchange (the "NYSE") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

              Our Board has separated the Chairman and Chief Executive Officer roles. This leadership structure permits the Chief Executive Officer to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our Chairman provides input to our Chief Executive Officer and is responsible for presiding over the meetings of the Board and executive sessions of the independent directors, which we expect will be held at every regularly scheduled Board meeting in 2019. Our Chief Executive Officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on current circumstances, the direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our Chairman and our Chief Executive Officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

Communications with the Board

              Stockholders or other interested parties can contact any director (including the Chairman of the Board), any committee of the Board or our independent directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Director Independence

              The Company's standards for determining director independence require the assessment of our directors' independence each year and periodically as circumstances change. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any material relationship with the Company, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each independent director and each independent nominee for director under the Company's guidelines and the independence standards of the NYSE, and has determined that Messrs. Keglevic, Steck, Tyree, Vaughn, Vogel and Wojahn are independent. As the Company's President and Chief Executive Officer, Mr. Greager is not considered an independent director. All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, thus satisfying NYSE listing standards.

Director Qualifications

              Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of

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professionalism and intense dedication to serving the interests of the Company's stockholders. Our Corporate Governance Guidelines limit the number of boards on which a director may sit to no more than four other public company boards in the absence of obtaining the Board's prior approval. The following are qualifications, experience and skills for Board members, which are important to the Company's business and its future:

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  Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives and broad business insight to the Company. They demonstrate practical management experience, skills for managing change and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They have experience in identifying and developing the Company's current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

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  Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an "audit committee financial expert" as defined in the SEC's rules.

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  Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.

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  Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills and experiences. When assessing a Board candidate's background, skills and experiences, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate's ethnic status, gender, professional, cultural, political and geographic background.

Independent Director Share Ownership Requirements

              Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. In the interest of adhering to best governance practice, independent directors must hold shares with a fair market value equal to five times such independent director's annual cash retainer. Independent directors will have five years to comply with the ownership requirement starting from the latter of (i) the date on which such independent director was appointed or elected or (ii) April 28, 2017. Upon reaching the required ownership level based on the then-current closing price of our common stock, independent directors are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.

Oversight of Risk Management

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face. We also believe that the current Board leadership structure, with Mr. Vaughn serving as our Chairman of the Board and Mr. Greager serving as our President and Chief Executive Officer, and the proposed Board leadership structure, with Mr. Steck serving as our Chairman of the Board and Mr. Greager serving as our President and Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management,

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        9

more efficiently facilitates communication of the views of the independent directors and contributes to effective corporate governance. The Board realizes, however, that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company's objectives.

              Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board:

  •
  provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review and mitigate the Company's exposure to such risks;

  •
  reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board-review significant departures from those plans.

              The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

              The Company's Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking and reports its significant findings to the full Board.

Plurality Voting for Directors; Director Resignation Policy

              The Company's bylaws provide for the election of directors by a plurality of the votes cast. This means that the seven individuals nominated for election to the Board who receive the most "FOR" votes (among votes properly cast in person, electronically or by proxy) will be elected.

              On November 12, 2018, the Board adopted a Director Resignation Policy (the "Resignation Policy"). The Resignation Policy provides that each nominee to the Board shall submit a contingent resignation to the chairman of the Nominating and Corporate Governance Committee that will become effective only if (i) such director-nominee receives a greater number of "withhold" votes than votes "for" his or her election (a "Majority Withheld Vote") and (ii) the Board accepts the resignation.

              The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and make a recommendation to the Board as to whether the resignation should be accepted. In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, (1) the stated reasons for the Majority Withheld Vote; (2) the qualifications of the director; (3) the overall composition of the Board and whether accepting the resignation would cause the Company to violate any applicable rule or regulation; and (4) whether accepting the resignation would be in the best interests of the Company and its stockholders. The Board will act on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election occurred. Following the Board's decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

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              Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall give written notice to the Nominating and Corporate Governance Committee, specifying the details, as soon as feasible. Any director who changes his or her employer or otherwise has a significant change in job responsibilities shall also proffer his or her resignation to the Board. The Board, through the Nominating and Corporate Governance Committee, shall review the matter in order to evaluate the continued appropriateness of such director's membership on the Board and each applicable Board committee under these circumstances, taking into account all relevant factors and may accept or reject a proffered resignation. Following the Board's decision, the Company will promptly publicly disclose its decision whether to accept or reject such tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

              While this summary reflects the current terms of the Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Resignation Policy is published on our website, www.bonanzacrk.com, under "Corporate Governance", and is also available by written request to Bonanza Creek Energy, Inc., Investor Relations, 410 17th Street, Suite 1400, Denver, Colorado 80202.

Meetings and Committees of Directors

              During 2018, the Board held eleven (11) meetings, including regularly scheduled and special meetings. Our independent directors routinely meet in executive session immediately before or after each meeting of the Board. During 2018, each of our directors attended at least 75% of the aggregate of all meetings of the Board and the standing committees of the Board on which they serve.

              The following table identifies the current members of each committee and sets forth the number of meetings held in 2018:

Name of Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	EHS&RC and Reserves Committee	Executive Committee	Management Succession Committee
Independent Directors
Paul Keglevic
Brian Steck
Thomas B. Tyree, Jr.
Jack E. Vaughn
Scott D. Vogel
Jeff E. Wojahn
Inside Director
Eric T. Greager
Number of Meetings in 2018	4	5	4	3	1	0

Legend
Chairman of the Board
Chairperson
Member
Financial Expert

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              In April 2019, the Board adopted resolutions reflecting the following changes to certain chairmanships and committee memberships, to be effective and contingent upon each director's re-election to the Board by stockholders at the 2019 Annual Meeting: (i) electing Brian Steck to replace Jack Vaughn as Chairman of the Board; (ii) appointing Paul Keglevic as Chairman of the Nominating and Corporate Governance Committee to replace Brian Steck as Chairman, and with Brian Steck continuing to serve as a member of the Nominating and Corporate Governance Committee; and (iii) appointing Jack Vaughn as a member of the EHS&RC and Reserves Committee, replacing Brian Steck as a member. In connection with these resolutions, the Board also determined to dissolve the Executive Committee, as its primary purpose to facilitate Mr. Greager's transition as the Company's new Chief Executive Officer has been fulfilled.

              Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Audit Committee

              The members of the Audit Committee are Messrs. Keglevic, Chairman; Tyree; and Vogel. The Audit Committee met four times in 2018.

              Our Board has determined all three members of the Audit Committee to be financially literate under the standards of the NYSE and SEC regulations and has also determined that each of Messrs. Keglevic and Tyree qualifies as an "audit committee financial expert" as defined in SEC regulations. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee's charter. The Audit Committee may delegate any responsibilities of the Audit Committee to individual members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

Compensation Committee

              The members of the Compensation Committee are Messrs. Vogel, Chairman; Tyree; and Wojahn. The Compensation Committee met five times in 2018.

              The Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the Chief Executive Officer based on the Compensation Committee's evaluation of the Chief Executive Officer's performance in light of goals and objectives set and approved by the Nominating and Corporate Governance Committee. The Chief Executive Officer makes compensation recommendations for all other executive officers, including salary and annual cash and equity compensation, to the Compensation Committee. The Compensation Committee then reviews such recommendations and determines whether to approve them. The Compensation Committee also oversees our compensation and benefit plans. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the

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Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

Nominating and Corporate Governance Committee

              The members of the Nominating and Corporate Governance Committee are Messrs. Steck, Chairman; Keglevic; and Vaughn. The Nominating and Corporate Governance Committee met four times in 2018.

              The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board and develops and oversees our internal corporate governance processes. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company's Chief Executive Officer's performance and coordinating the annual evaluation of the Chief Executive Officer's performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Committee as set forth in the Nominating and Corporate Governance Committee's charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

EHS&RC and Reserves Committee

              The members of the EHS&RC and Reserves Committee are Messrs. Wojahn, Chairman; Steck; and Greager. The EHS&RC and Reserves Committee met three times in 2018.

              The EHS&RC and Reserves Committee assists our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental, health, safety and regulatory compliance policies, programs and initiatives. In carrying out its responsibilities, the Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. In addition, our Committee oversees, reviews, acts on and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Committee oversees (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting.

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Executive Committee

              The Board designated a new Executive Committee effective on May 30, 2018. The Executive Committee had the authority of the Board during the periods of time between meeting sessions of the Board, except to the extent such authority was limited by its Charter or by any resolution of the Board addressing the Executive Committee's authority. The Executive Committee consisted of Messrs. Vaughn, Chairman; Greager; and Steck. The Executive Committee met one time in 2018.

              The Executive Committee was established in large part to facilitate the transition of Mr. Greager as the Company's new Chief Executive Officer. Because the Executive Committee has fulfilled its primary purpose, the Board determined in April 2019 to dissolve the Executive Committee.

Management Succession Committee

              In August 2018, the Board approved the removal from the responsibilities and duties of the Nominating and Corporate Governance Committee responsibility for establishing and maintaining a management succession plan. The Board concurrently approved amendments to the Company's Corporate Governance Guidelines to provide that (i) a body comprised of the CEO, the Chairman of the Board, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee is charged with establishing and monitoring a process that ensures that an approved management continuity plan is in place and reviewed at least annually with the Board, and (ii) the plan should include policies and principles to select the CEO as well as policies regarding succession in the event of an emergency or retirement of the CEO. The Management Succession Committee consists of Messrs. Steck, Vaughn, Vogel and Greager. The Management Succession Committee did not meet in 2018. Prior to the creation of the Management Succession Committee in August 2018, the Nominating and Corporate Governance Committee was responsible for management succession planning. The Management Succession Committee plans to meet in the near future to continue the work previously done by the Nominating and Corporate Governance Committee.

Attendance at Annual Meetings

              The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors attended the 2018 Annual Meeting of Stockholders. We anticipate that all of our directors will attend the 2019 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

              This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Executive Summary

              The following individuals are referred to as the "named executive officers" for fiscal year 2018 and are included in the Summary Compensation Table:

Named Executive Officers as of December 31, 2018

  •
  Eric Greager, President and Chief Executive Officer

  •
  Brant DeMuth, Executive Vice President and Chief Financial Officer (principal financial officer)

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        14

  •
  Cyrus "Skip" Marter, Executive Vice President, General Counsel and Secretary

  •
  Dean Tinsley, Senior Vice President, Operations

  •
  Sandi Garbiso, Vice President and Chief Accounting Officer

Named Executive Officers who were no longer our employees as of December 31, 2018

  •
  R. Seth Bullock, Interim Chief Executive Officer

  •
  Scott Fenoglio, Senior Vice President, Finance and Planning (and previous principal financial officer)

              Mr. Bullock, our Interim Chief Executive Officer, resigned effective April 11, 2018 in conjunction with the appointment of Mr. Greager as our new, permanent Chief Executive Officer. Mr. Fenoglio left the Company in conjunction with the appointment of Mr. DeMuth as our new Chief Financial Officer. Neither Mr. Bullock's nor Mr. Fenoglio's departure was the result of any disagreement with the Company regarding any matter related to the Company's operations, policies or practices.

Introduction

              As detailed under "DIRECTORS AND EXECUTIVE OFFICERS—INTRODUCTION: CONFIRMATION OF BOARD AS PART OF CHAPTER 11 PROCEEDINGS", the Company and Debtors filed the Chapter 11 Cases in Bankruptcy Court on January 4, 2017. On April 7, 2017, the Bankruptcy Court entered the Confirmation Order confirming the Plan. On the Effective Date (April 28, 2017), the Plan became effective in accordance with its terms and the Debtors emerged from Chapter 11 Cases, at which point, (i) all equity interests of the Company, including outstanding shares of the Company's common stock, issued and outstanding immediately prior to the Effective Date, were cancelled, discharged, and of no force or effect; (ii) 19,543,211 shares of New Common stock were issued to holders of the Unsecured Notes, 803,083 shares to certain existing stockholders, and 2,467,430 shares were reserved for issuance under the new employee incentive plan; (iii) 1,610,510 Warrants were issued at an initial exercise price of $71.23 to certain existing stockholders; (iv) the terms of the independent members of the Pre-emergence Board of Directors expired, with the exception of Mr. Wojahn, and the Post-emergence independent members of the Board of Directors were appointed.

              Although the information presented in this CD&A focuses on our fiscal year 2018, we also describe compensation actions taken before or after fiscal year 2018 to the extent such discussion enhances the understanding of our executive compensation disclosure.

              Bankruptcy Proceeding.

              We devoted much of 2016 and early 2017 to the pursuit and ultimate achievement of a restructuring transaction. On December 23, 2016, the Company entered into a Restructuring Support Agreement (the "RSA") with (i) holders of approximately 51% in aggregate principal amount of Bonanza's 5.75% Senior Notes due 2023 and 6.75% Senior Notes due 2021 and (ii) NGL Energy Partners, LP and NGL Crude Logistics, LLC. The RSA provided for, among other things, (a) the equitization of the Company's unsecured obligations pursuant to the Plan, including approximately $800 million in principal amount of Senior Notes, (b) a fully backstopped rights offering for the purchase of $200 million of common stock of reorganized Bonanza Creek Energy, Inc., and (c) the entry into a new crude oil purchase agreement between the Company and NGL Crude Logistics, LLC. On January 4, 2017, in accordance with terms of the RSA, the Company and certain of its subsidiaries filed voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Court") to pursue the Debtors' Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Prepackaged Plan"). We emerged from bankruptcy on April 28, 2017.

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              Because of the turmoil and uncertainty that existed as a result of the Company's distressed financial situation and the strategic steps taken both in pursuit of a restructuring transaction and following the completion of the restructuring, the Company underwent ample human capital turnover beginning in 2016 and continuing into 2017, including the loss of several executives. Senior management and the Compensation Committee of the Board of Directors were aware of the need to stabilize the organization and prevent further deterioration in the Company's senior management and key employee levels. Compensation decisions during 2017 reflected this awareness.

              2018 Financial and Operational Results

              Our 2018 financial and operational results include:

  •
  Wattenberg Field lease operating expense decreased 18% on a per Boe basis for the year ended December 31, 2018 when compared to the same period in 2017;

  •
  Net cash provided by operating activities was $116.6 million as of December 31, 2018;

  •
  Total liquidity of $312.9 million at December 31, 2018, consisting of our year-end cash balance plus funds available under the Current Credit Facility;

  •
  Wattenberg Field sales volumes increased by 24% for the year ended December 31, 2018 when compared to the same period in 2017;

  •
  Rapidly improving well performance yielded over 1,000 SRL equivalent economic drilling locations in Wattenberg Field;

  •
  Secured our current $750.0 million credit facility with a borrowing base of $350.0 million on December 7, 2018;

  •
  Wattenberg Field proved reserves of 116.8 MMBoe as of December 31, 2018 increased 29% when compared to the same period in 2017;

  •
  PV-10 reserve value increased by 60% to $955.0 million as of December 31, 2018 when compared to the same period in 2017;

  •
  Divested of our Mid-Continent assets for net proceeds of $102.9 million and our North Park Basin assets for minimal net proceeds and full release of all current and future obligations;

  •
  Invested $275.3 million to drill 78 gross wells and turning to sales 42 gross wells, and to make certain capital investments in Rocky Mountain Infrastructure, LLC, our midstream subsidiary;

  •
  Continued to increase our takeaway capacity utilizing four gas processors via eleven interconnects.

              Chief Executive Officer Appointment

              Effective April 11, 2018, the Company appointed Eric T. Greager as the new President and Chief Executive Officer of the Company. Mr. Greager has over 27 years of experience in the oil and gas industry, including exposure to both the operating and technical aspects of the industry. Mr. Greager previously served as a Vice President and General Manager at Encana Oil & Gas (USA) Inc.

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              Chief Financial Officer Appointment

              Effective November 14, 2018, the Company appointed Brant H. DeMuth as the new Executive Vice President and Chief Financial Officer and principal financial officer of the Company. Mr. DeMuth has 34 years of management and finance experience in capital markets and the oil and gas industry. Mr. DeMuth previously served as Vice President of Finance and Treasurer at SRC Energy Inc.

              Business Strategies and 2019 Outlook

              The Company's primary objective is to maximize shareholder returns by responsibly developing our oil and gas resources. We seek to accomplish this through development of existing inventory and value-accretive acquisition and divestiture activity. We seek to balance production growth with maintaining a conservative balance sheet. Key aspects of our strategy include:

  •
  Multi-well pad development across our leasehold.  We believe horizontal development is the most efficient and safest way to recover the hydrocarbons located within our leasehold.

  •
  Enhanced completions.  We continuously evaluate completion designs to increase well productivity and apply a multivariate regression analysis with the objective of optimizing economic returns. Petrophysical, geological and geophysical analysis is used in conjunction with spacing evaluations and individualized well designs to increase value of each spacing unit.

  •
  Continuous safety improvement and strict adherence to health and safety regulations.  Our goal is to utilize industry best practices to meet or exceed regulatory requirements and consistently engage stakeholders in our development planning. We strive to maintain a safe workplace for our employees and contractors at all times.

  •
  Environmental stewardship.  We constantly strive to control and reduce emissions and seek to comply with all applicable air quality and other environmental rules and regulations. We employ best practices including pipeline gathering and takeaway as well as vapor recovery and leak detection equipment. Additionally, we work closely with our service providers to help ensure they stay in compliance with environmental regulations when operating on our behalf.

  •
  Disciplined approach to acquisitions and divestitures.  Opportunities are evaluated in the context of maintaining development flexibility and a healthy balance sheet. We pursue value-accretive acquisitions and strive to maximize scale and minimize financial and operational risk.

  •
  Prudent risk management.  The Company believes a healthy balance sheet, focus on cost control and minimizing long-term commitments are critical to controlling risk. A low debt profile and judicious use of hedging practices help reduce cash flow volatility. Continually striving to be a cost-efficient operator and maintaining a flexible capital spending program enable us to respond to changing market conditions. The Company hedges a portion of its production to reduce realized price volatility allowing for enhanced certainty of development program rates of return and improved capital allocation decisions.

              The Company's 2019 capital budget of $230.0 million to $255.0 million assumes a continuous one-rig development pace. The drilling and completion portion of the budget is expected to be approximately $210.0 million to $220.0 million, which will support drilling 59 gross wells and turning to sales 45 gross wells. Included in the drilling and completion budget is $15.0 million for non-operated capital. Of the operated wells planned to be drilled, approximately 26 are extended reach lateral ("XRL") wells and 33 are standard reach lateral ("SRL") wells. Of the wells planned to be completed, 16 are XRL wells, five are medium reach lateral

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wells and 24 are SRL wells. The remaining 2019 capital budget of $20.0 million to $35.0 million is to support infrastructure and leasehold costs. Actual capital expenditures could vary significantly based on, among other things, market conditions, commodity prices, drilling and completion costs, well results and changes in the borrowing base under our credit facility.

              Features of Our Compensation Program in 2018

              We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets and the long-term performance of our stock while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual. Key features include:

Practices that We Engaged in or Allowed in 2018

✓	Pay for Performance—Total compensation of our named executive officers was substantially weighted toward performance-based pay. Our short-term cash incentive awards, which were fully at-risk, were based on performance against pre-set key financial, operational and strategic execution performance indicators. Further, the majority of our long-term incentive awards granted to our named executive officers in 2018 are tied to three-year absolute and relative total shareholder return and three-year return on capital employed, and are fully at-risk.
✓
External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
✓
Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk-taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.
✓	Robust Stock Ownership—We have adopted robust stock ownership guidelines for our named executive officers and directors.
✓	Minimum Vesting—Our annual equity awards provided for full vesting to occur over a minimum period of three years, except in limited circumstances involving certain terminations of employment.
✓
Double-Trigger Equity Acceleration upon a Change in Control—Under our Executive Change in Control and Severance Plan (the "Severance Plan"), vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated without cause or resigns for good reason within 12 months following a change in control. As disclosed in the past, the Board amended the Severance Plan during 2017 in a manner that reduced the severance benefits owed to each of the executive categories and better aligned the Severance Plan with the interests of our stockholders.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
✓	Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

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✓	Consistently Timed Awards—Awards are not timed for recipients to benefit from the release of material, non-public information.
✓
Adoption of Recoupment Policy—We adopted a recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company under circumstances wherein officers' conduct constitutes "Detrimental Conduct" under the policy, which helps to ensure that officers act in the best interests of the Company, its parents and subsidiaries and its stakeholders at all times.

Practices that We Did Not Engage in or Allow in 2018

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Repricing or Backdating—Our LTIP prohibits the repricing, backdating or buyouts of stock options or stock appreciation rights.

No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading or hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

Minimal Perquisites—We offer minimal perquisites to the Company's executives, few of which are not offered to all of the Company's employees. The Company believes executive salary and short-term incentive program ("STIP") payments, as well as LTIP grants, fully compensate our executives.

              Compensation Committee Consideration of 2018 Stockholder Advisory Vote on Our Compensation Program.    At our 2018 Annual Meeting, approximately eighty-four percent (84%) of the advisory votes cast voted to approve our named executive officer compensation. The Compensation Committee considered the vote to be a reasonable affirmation of its compensation practices during 2017 and believes that changes made during 2018, described herein, will further increase stockholder support for its compensation practices.

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              Highlights of Compensation Actions.    The table below summarizes key actions taken in 2018:

Element	Action
Flat Base Salaries	Our Board and Compensation Committee elected not to increase the base salary for most named executive officers in 2018.
STIP Metrics
As we described in last year's Compensation Discussion and Analysis, the Compensation Committee focused on structuring our compensation program to ensure proper alignment of pay with performance and, in that regard, implemented changes in 2018 to both our STIP and LTIP structure to place greater emphasis on capital efficiency and returns on capital. The Compensation Committee adopted two new key performance indicator ("KPI") metrics: a Wells Returns Ratio and a Production Efficiency Ratio, both of which are described in detail below.
LTIP Awards
The Compensation Committee implemented changes in 2018 to the Company's LTIP structure. Sixty percent of the awards to the named executive officers (measured by grant date fair value) were in the form of new performance stock units ("PSUs"). Half of these PSUs vest and payout based on the Company's absolute and relative total shareholder return over a three-year performance period. The other half of the PSUs vest and payout based on the Company's return on capital employed over the same three-year performance period. The remaining forty percent of the LTIP awards to the named executive officers were in the form of time-based restricted stock units ("RSUs").
Adoption of Recoupment Policy
In 2018, our Board adopted a recoupment policy requiring the recoupment of certain incentive compensation paid to officers of the Company under circumstances wherein officers' conduct constitutes "Detrimental Conduct" under the policy. The purpose of the policy is to help ensure that officers act in the best interests of the Company, its parents and subsidiaries and its stakeholders at all times. The Company began to apply this recoupment policy, beginning with the 2018 performance period, to the annual STIP and LTIP compensation awards.

              2019 Compensation Program.    Our Board and Compensation Committee remain focused on structuring our compensation program to ensure proper alignment of pay with performance. We expect our STIP and LTIP structure, as modified in 2018, to be followed in 2019. We also expect generally to keep the named executive officers' base salaries flat.

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Methods to Achieve Compensation Objectives

              At Bonanza Creek, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that aligns compensation levels with performance and that is flexible enough to respond to changing market conditions; and

  •
  to align the interests of our named executive officers with our stockholders' interests.

              We design our compensation program to reward named executive officers for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy or by achieving our short-term goals. Our compensation program, including benefits and perquisites, is reviewed by our Compensation Committee annually.

Executive Compensation Risk Assessment

              The Compensation Committee, in conjunction with advice provided by the Compensation Consultant (defined below), designed our 2018 short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including an appropriate mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate weighting of fixed and at-risk compensation components, a balance of operating, financial and strategic execution performance measures, significant stock ownership requirements for officers, extended vesting schedules on equity grants and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Setting Executive Officer Compensation

              Role of our Board and Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our Chief Executive Officer. Our Chief Executive Officer makes proposals to our Compensation Committee regarding the compensation of our other executive officers. The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant. Following receipt and review of compensation recommendations from our Compensation Committee, the Board, together with the Compensation Committee, approves named executive officer compensation.

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              Role of the Compensation Consultant.    The Compensation Committee has selected Longnecker & Associates to serve as a consultant to the Compensation Committee on compensation-related issues. (Longnecker & Associates is referred to herein as the "Compensation Consultant.")

              Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third party assist it in evaluating and setting executive compensation. On an annual basis and when otherwise required, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Additionally, the Compensation Consultant attends meetings with the Compensation Committee and the Board, reviews Company public disclosures and serves as a resource for the Chairman of our Compensation Committee on an as-needed basis.

              In making a determination to retain the Compensation Consultant, the Compensation Committee assesses the independence of the Compensation Consultant pursuant to SEC rules and considers, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflict of interest between the Compensation Consultant, the Compensation Committee and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers and whether the Compensation Consultant owns any shares of our common stock. Based in part on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant's recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal 2018, our Compensation Committee took into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant to make compensation decisions.

              Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. The Compensation Committee focuses on a group of peer companies with market capitalization and growth profiles similar to ours, taking into account geographic footprint and employee count and location. With the advice of Longnecker & Associates, the Compensation Committee approved a new peer group in 2017 by which to assess competitive levels of compensation. The new peer group was used in assessing performance relative to certain 2018 performance goals. The Committee intends to continue, at a minimum on an annual basis, its review and assessment of the peer group and will make changes to the group when it is deemed appropriate. (In fact, changes to the peer group for 2019 have been considered and approved by the Compensation Committee.)

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              The peer group of companies used by the Compensation Committee during 2018 (the "2018 Peer Group") consisted of the following companies:

Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)

Matador Resources Company	MTDR	835	1,807	3,035
Extraction Oil & Gas, Inc.	XOG	1,061	756	2,434
Callon Petroleum Company	CPE	588	1,477	2,777
SRC Energy, Inc.	SRCI	646	1,140	1,891
Carrizo Oil & Gas, Inc.	CRZO	1,066	1,034	2,907
WildHorse Resource Development Corporation	WRD	—	—	—
Halcon Resources Corporation	HK	227	273	1,006
Resolute Energy Corporation	REN	303	671	1,578
Eclipse Resources Corporation	ECR	—	—	—
Abraxas Petroleum Corporation	AXAS	149	182	338
HighPoint Resources Corporation	HPR	453	529	1,163
Bonanza Creek Energy, Inc.	BCEI	277	425	489

*
Data source—Bloomberg. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus outstanding debt, minority interests and preferred shares but excluding cash and cash equivalents) as of December 31, 2018. Due to merger and acquisition activity prior to the filing of December 31, 2018 financial statements, accurate data as of December 31, 2018 is unavailable for WildHorse Resource Development Corporation and Eclipse Resources Corporation.

              The Compensation Consultant compiled compensation data for the 2018 Peer Group from a variety of sources, including proxy statements, other publicly filed documents and S&P Capital IQ.

              Utilizing data obtained from the Compensation Consultant, we establish compensation standards for our named executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline or starting point, and adjust such benchmarks as appropriate for individual considerations such as experience, performance, tenure and job responsibilities.

              Importantly, as a result of adjustments, the compensation paid to our named executive officers is generally below the 50th percentile. The Compensation Committee believes that this approach has resulted in our having a cost of senior management that fell below that of our peer companies.

              Role of CEO and Other Named Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the Company's rigorous goals. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our Chief Executive Officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscious of the need for the evaluation and incorporation of an effective independent and stockholder-focused compensation review process.

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Elements of Our 2018 Compensation and Why We Pay Each Element

              Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our named executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers in 2018, our Compensation Committee designed these programs to consist of five elements: base salary, annual performance-based cash incentive compensation (STIP), long-term equity-based compensation (LTIP), severance and change-in-control benefits and other employee benefits and perquisites as set forth below.

Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives' interests with stockholders' interests
LTIP	Equity-based compensation opportunity that encourages executive retention with vesting of awards over multiple years	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward the achievement of our long-term goals, and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting, and continuation of COBRA benefits following certain termination events
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive's employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees

              Pay-for-Performance.    Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide to our named executive officers. A significant portion of our named executive officers' compensation in 2018 was in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Both forms of incentive were designed to steer the officers' conduct and decision-making toward returns and capital efficiency that would benefit our stockholders. In addition, compensation that is paid in the form of time-based RSUs instead of cash is at-risk because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment (without Good Reason) prior to vesting. With a considerable percentage of their compensation paid in equity during 2018, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders.

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              The following charts illustrate the mix of pay for our named executive officers in 2018.(1)(2) The indicated percentages are based on each named executive officer's current base salary and target amounts of compensation with respect to STIP and LTIP awards. Additionally, as the charts below further illustrate, 73% (85% if the CEO's inducement award is included) of total target compensation for our named executive officers is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e., "at-risk").

(1)
The analyses reflected in these charts do not include the compensation of named executive officers Scott A. Fenoglio and Brant DeMuth, because Mr. Fenoglio departed from the Company before 2018 STIP awards were determined and because Mr. DeMuth was not eligible for a 2018 STIP or LTIP award.

(2)
The referenced CEO Inducement Award represents the one-time grant to Mr. Greager of an employment inducement award of RSUs with a grant date fair value equal to $3,999,989, which is further discussed later in this proxy statement.

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              The variable, at-risk nature of these components of the target compensation is apparent when considering that, based on the results of the first year of their three-year performance period, the payout under the PSUs granted to the named executive officers in 2018 is currently 0%.

              Impact of Company Performance on Chief Executive Officer Realizable Pay.    In reviewing our named executive officers' compensation included in the Summary Compensation Table, it is important to note that realized and realizable pay is often substantially different from the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realized pay and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our named executive officers' total compensation is in the form of long-term equity-based awards, which vest over a three-year period, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance.

              Our CEO's realizable compensation varies significantly due to the substantial percentage of his total compensation that is attributable to the variable, at-risk performance-based STIP and LTIP. The following charts demonstrate how the Company's performance (i.e., shareholder return and return on capital employed) significantly impact our CEO's realizable compensation.

Target Compensation vs. Realizable Compensation
(In thousands)

              Target compensation represents the sum of base salary, target annual STIP bonus (prorated based on our CEO's partial year of employment) and the grant date fair value of LTIP awards (excluding the one-time CEO employment inducement award). Realizable compensation is calculated as the sum of base salary, actual annual bonus paid under the STIP (which was determined using his prorated target) and the intrinsic value of the LTIP awards established on the closing price of our common stock on December 31, 2018 of $20.67 per share. The intrinsic value of the LTIP awards is calculated as follows:

  •
  RSUs (representing 40% of total LTIP award granted)—the closing price per share of our common stock on the NYSE on December 31, 2018 multiplied by the number of RSUs granted in 2018; and

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  •
  PSUs (representing 60% of total LTIP award granted)—presently valued at zero dollars because both the Company's absolute total shareholder return and return on capital employed have not yet met the respective threshold performance vesting requirements needed for positive payout values.

Target Compensation vs. Realizable Compensation
by Component
(In thousands)

              The strong correlation between Company performance and our CEO's realizable pay is directly attributable to the mix of pay and overall design of the compensation program for our named executive officers, which are discussed above.

2018 and Selected 2019 Compensation Actions

              Base Salary.    Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual named executive officer and compensates for the individual named executive officer's day-to-day contributions to the Company's success. In response to tight expense controls and efforts to preserve stakeholder value while retaining key employees, our Board and Compensation Committee have generally kept the base salaries for our named executive officers flat, both before and since the Company's restructuring. The exceptions to this approach have all been in conjunction with promotions or where the Compensation Committee concluded that an officer's salary is significantly below market. Base salaries for our named executive officers in 2017, 2018 and 2019 are as follows:

Name	2017 Base Salary ($)	2018 Base Salary ($)	2019 Base Salary ($)	Increase 2017-2019 (%)(1)
Eric Greager	N/A	500,000	500,000	0
Brant DeMuth	N/A	315,000	315,000	0
Cyrus "Skip" Marter	350,000	350,000	350,000	0
Dean Tinsley	289,700(2)	310,000	310,000	12.7
Sandi Garbiso	N/A(3)	230,769(4)	235,000	4.4
Scott A. Fenoglio	275,000	275,000	N/A	0

(1)
Increase percentages are calculated using base salaries in place on January 1st of each year.

(2)
Prorated to account for a mid-year promotion; 2017 starting base salary was $275,000.

(3)
Ms. Garbiso was not a named executive officer until 2018.

(4)
Ms. Garbiso received a market adjustment mid-year 2018; 2018 starting base salary was $225,000.

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              Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to both the Company's performance and the underlying individual's performance. (Mr. DeMuth, who did not start his employment with the Company until November 14, 2018, was not eligible to participate in the 2018 STIP.)

              We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

              2018 STIP.    Our STIP, providing for the award of annual cash incentive bonuses to certain of our employees, including our named executive officers, is to reward employees for their performance in helping the Company achieve its short-term goals. The STIP provides that the aggregate payout of awards, as well as individual awards for our named executive officers, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion. In 2018, 100% of Mr. Greager's annual cash incentive was to be determined by the Company's achievement of the Company-wide KPIs. With respect to the other named executive officers, 80% of the annual cash incentive was to be determined by the Company's achievement of the Company-wide KPIs and the remaining 20% was to be determined by individual performance.

              For the 2018 STIP, the named executive officers' KPIs were consistent with the Company's 2018 operating plan and included the following metrics as they relate to the Company's core assets in the Rocky Mountain region and, until they were divested, the Company's assets in the Mid-Continent region, as well as its corporate-level performance:

2018 Company KPI	Definition	Why We Use It
Production	The amount of oil and gas produced per day, measured in Boe	Rewards efforts used to align the Company's critical operation, producing oil and gas, with the operating plan and growth strategy
Expense Control (G&A + LOE)	General and administrative expense and production costs of maintaining and operating property and equipment on a producing oil and gas lease	Encourages Company-wide focus on control of the cost structure to improve profitability
EH&S	The Company's performance compared to that of its peer group with respect to environmental, health and safety	Encourages responsible EH&S practices while the Company pursues its critical oil and gas producing operations
Well Returns Ratio	The ratio of capital-weighted average annual performance and the corresponding budget IRR	Encourages Company-wide focus on improving the returns of the wells drilled during the performance period
Production Efficiency Ratio	The ratio of capital spent on all wells that commenced production during 2018 and the corresponding production from the same set of wells, measured over the calendar year	Encourages Company-wide focus on capital efficiency in drilling wells

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              Pursuant to the 2018 STIP, target payouts were set at a range of 50% (for Vice Presidents) to 100% (for the Chief Executive Officer, although prorated for his partial year of employment during 2018) of base salary for our named executive officers. Ms. Garbiso's target payout was prorated to reflect her salary increase during 2018. The actual KPI payouts were subject to a range based on the following categories: threshold (50% of target), meet guidance (75% of target), target performance (100% of target), superior performance (150% of target), and exceptional performance (200% of target), with performance between such ranges interpolated on a linear basis. Exceptional performance is a "stretch" goal that, while achievable, removes all of the risk from our operating expectations and requires operational performance consistently at the high end of the range for each project. To prevent undue risk-taking, the maximum payout under the STIP in 2018 for named executive officers was capped at two times each such officer's target payout—i.e., 100% of base salary for our Vice Presidents, 150% of base salary for our Senior and Executive Vice Presidents, and 200% of the base salary for our Chief Executive Officer.

              The following table summarizes the Company's 2018 performance in the areas considered by our Compensation Committee as they applied to our named executive officers other than the Chief Executive Officer.

2018 Company KPI	Weight(1)	2018 Company Performance	Threshold (50%)	Meet Guidance	Target (100%)	Maximum (200%)	% of Target Bonus Achieved
Production	20%	17.57 MBoe/d	16.37 MBoe/d	16.80 MBoe/d	17.23 MBoe/d	18.09 MBoe/d	140%
Expense Control	20%	$79.3 million	$83.6 million	$79.8 million	$76.0 million	$68.4 million	78%
EH&S	10%	Target	Discretion of EHS&RC Committee	Discretion of EHS&RC Committee	Discretion of EHS&RC Committee	Discretion of EHS&RC Committee	100%
Well Returns Ratio	15%	1.14	0.8	0.9	1.0	1.2	170%
Production Efficiency Ratio	15%	0.76	1.2	1.1	1.0	0.8	200%
KPI SUBTOTAL	80%

(1)
With respect to the Chief Executive Officer, who had no Individual Performance KPI, his weightings for the Company-wide KPIs were as follows: (i) Production—20%, (ii) Expense Control—25%, (iii) EH&S—10%, (iv) Well Returns Ratio—20%, and (v) Production Efficiency Ratio—25%.

              Following the end of 2018, our Compensation Committee reviewed our performance for 2018 with members of management and our full Board to determine the cash incentive award amounts to be awarded to our named executive officers pursuant to the 2018 STIP KPIs. As shown in the table above, actual results with respect to the Company-wide performance metrics for 2018 were generally above our targeted performance goals.

              The weighted average performance for purposes of the Chief Executive Officer was 141.5%. With respect to all other employees, the 2018 STIP provided that the maximum payout under the Individual Performance KPI would equal the weighted average performance under the five Company-wide KPIs. For 2018, that weighted average performance was 136.4%.

              Thus, under the terms of the 2018 STIP, the Chief Executive Officer was entitled to a bonus equal to 141.5% of his STIP target (prorated to reflect his partial year of employment during 2018). On that basis, Mr. Greager should have received a bonus equal to $513,665. However, Mr. Greager, along with Mr. Marter and Mr. Tinsley, requested that their bonuses be reduced to a flat 120% of each individual's target. These senior officers expressed the belief to the Compensation Committee that a 120% payout was more balanced and consistent with the Company's need to reduce its G&A and an appropriate message to stakeholders that the senior officers will lead with respect to reducing G&A. The Compensation Committee accepted the request, but emphasized that the reductions were in no way related to the performance of the Company or the officers in question.

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              The Compensation Committee reviewed with the Chief Executive Officer the performance of each of the other officers during 2018. Based on her exceptional performance, the Committee determined that Ms. Garbiso's bonus should reflect a 180% of target achievement with respect to the Individual Performance KPI.

              The final actual bonus amounts, determined by the Compensation Committee in March 2019, for our named executive officers are shown below.

Name	2018 STIP Earned ($)
Eric Greager	435,617
Cyrus "Skip" Marter	315,000
Brant DeMuth	N/A
Dean Tinsley	279,000
Sandi Garbiso	174,932

              Long-Term Equity-Based Incentives.    In late April 2017 when the Company emerged from bankruptcy, all outstanding equity awards to employees that had not vested previously were cancelled. Further, any vested stock held by executive officers and other employees at the time of the emergence was significantly diluted under the terms of the restructuring.

              In conjunction with the Company's emergence, the pre-emergence Compensation Committee granted to all employees new awards of RSUs and stock options. The pre-emergence Compensation Committee believed that this combination of long-term equity awards appropriately provided crucially-needed retention for the organization and served to realign the interests of our employees (including our executive officers) with the interests of our stockholders. The post-emergence Compensation Committee determined that future LTIP awards to our executive officers, including any to be granted in 2018, would have a greater performance element attached to them.

              Accordingly, the Compensation Committee worked with the Compensation Consultant to develop a new LTIP structure for the named executive officers. The Compensation Committee determined that the awards would consist of 60% PSUs and 40% RSUs using grant date fair value for the allocation. Based on the Compensation Consultant's market assessment and views expressed by stockholders and equity analysts, the Compensation Committee determined that the PSUs would be based on (i) a combination of absolute and relative total shareholder return and (ii) the Company's return on capital employed, in both cases over a three-year performance period. In addition, the Compensation Committee reviewed the Compensation Consultant's market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention objectives.

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              The following table describes the performance metrics used to determine PSU payouts and why we use these metrics.

Performance Metric	Description	Purpose
Relative and Absolute Total Shareholder Return (TSR)	The Company's relative total shareholder return (TSR) as compared to the TSR of the Company's peer group companies, and the Company's absolute TSR, over a three-year period	Most directly aligns the interests of named executive officers and the interests of the Company's stockholders
Return on Capital Employed (ROCE)	Profitability ratio measuring how efficiently capital is being used (recurring EBITDAX less DD&A, divided by employed capital); determined on an average annual basis over a three-year period	Motivates named executive officers to make efficient capital decisions and to maximize returns; aligns named executive officers' interests with stockholders' interests

              In 2018, each of our named executive officers received an award of PSUs and RSUs. The amount and type of equity granted to our named executive officers in 2018 were as follows:

Name	PSUs (#)	RSUs (#)	Total Long-Term Equity Grant Value ($)
Eric Greager	20,691	15,016	1,054,791
Brant DeMuth	N/A	N/A	N/A
Cyrus "Skip" Marter	13,300	9,651	677,979
Dean Tinsley	11,400	8,273	581,145
Sandi Garbiso	5,700	4,137	290,587
Scott Fenoglio	8,550	6,205	435,866

              Further Details of PSU and RSU Awards.    The 2018 PSU awards vest on a cliff-basis at the end of their three-year performance period, provided the award recipient remains continuously employed through the performance period. That period concludes at the end of fiscal year 2020. The details associated with vesting and payout scenarios for the PSUs are contained in footnote 4 of the "Grants of Plan-Based Awards" table below.

              For purposes of calculating the Company's relative total shareholder return for the PSUs, the Company references the total shareholder returns of the following peer group companies:

Peer Group Company
Matador Resources Company
Extraction Oil & Gas, Inc.
Callon Petroleum Company
SRC Energy Inc.
Carrizo Oil & Gas, Inc.
WildHorse Resource Development Corporation
Halcon Resources Corporation
Resolute Energy Corporation
Eclipse Resources Corporation
Abraxas Petroleum Corporation
HighPoint Resources Corporation

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              Notably, the PSUs granted to the Company's named executive officers in 2018 are presently "valued" at zero dollars, because both the Company's absolute total shareholder return and return on capital employed have not yet met the respective threshold performance requirements needed for positive payout values. However, as the chart below illustrates, the Company's total shareholder return during the 2018 performance period ranked third relative to the total shareholder returns of its eleven peer companies. We believe relative TSR is an appropriate long-term performance metric, because it generally reflects all key elements of a company's performance, and provides appropriate alignment of the interests of named executive officers and the interests of a company's stockholders.

              The 2018 RSU awards vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. Each RSU represents a contingent right to receive one share of the Company's common stock, which will vest in three equal installments. Subject to continued employment, the first one-third tranche will vest in May 2019, the second one-third tranche will vest in May 2020 and the final one-third tranche will vest in May 2021.

              The vesting of the PSU and RSU awards will accelerate in full if such named executive officer's employment is terminated without cause or due to a resignation for good reason in connection with a change in control, in accordance with the accelerated vesting provisions contained in the award agreements and the Company's Severance Plan. A prorated number of PSUs are vested in certain termination events outside of a change in control. These accelerated vesting provisions are described in greater detail below in the section entitled "Severance Plan." While a named executive officer holds unvested PSUs or RSUs, he or she is not entitled to vote and receive dividends, if any, on the units.

              Inducement Awards.    Effective April 11, 2018, our Board of Directors authorized the grant to Mr. Greager of an employment inducement award of restricted stock units ("Inducement RSUs") with a grant date fair value equal to $3,999,989 as an inducement to Mr. Greager's hiring as our new President and Chief Executive Officer and to compensate him for forfeited equity compensation from his former employer. Mr. Greager's Inducement RSUs will vest in 20% increments on each of the first through fifth anniversaries of the grant date, subject to Mr. Greager's continued employment with the Company through such date, and will vest in full upon certain qualifying terminations of employment.

              Effective November 14, 2018, our Board of Directors authorized an inducement RSU grant to Mr. DeMuth with a grant date fair value equal to $649,991 as an inducement to Mr. DeMuth's hiring as Executive Vice President and Chief Financial Officer and to compensate Mr. DeMuth for forfeited equity compensation from his former employer. Mr. DeMuth's Inducement RSUs will vest in 20% increments on each of the first

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        32

through fifth anniversaries of the grant date, subject to Mr. DeMuth's continued employment with the Company through such date, and will vest in full upon certain qualifying terminations of employment.

              Employment Agreements.    Each of our currently-employed named executive officers is party to an employment agreement (each, an "Employment Agreement" and collectively, the "Employment Agreements") with the Company. The Company entered into its current Employment Agreement with (i) Mr. Greager in April 2018; (ii) Mr. DeMuth in November 2018; (iii) Mr. Marter in October 2016; (iv) Mr. Tinsley in November 2017; and (v) Ms. Garbiso in November 2017.

              To be clear, however, the Employment Agreements do not obligate the Company to continue to employ the officer or to guarantee any particular compensation components other than defined severance benefits. The Employment Agreements entitle these executives to participate in the Severance Plan (described below), which provides for (i) a double-trigger equity acceleration and a double-trigger termination payment, which is further described below, provided such executive is terminated within twelve months following such change in control and (ii) similar, but lower, benefits outside the context of a change in control for certain defined involuntary terminations. While they are employed by the Company, the Employment Agreements generally prohibit the executives from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. The Employment Agreements also generally prohibit the executives from participating in any business engaged in oil and gas exploration and development activities within a 25 mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and certain permitted investments) for a defined period of time after employment has ended with the Company.

              Severance Plan.    In conjunction with the appointment of Mr. Greager in May 2018, the Compensation Committee recommended and the Board approved a Fifth Amended and Restated Executive Change in Control and Severance Plan (the "Severance Plan"). However, this amendment did not alter the severance benefits to which any of the named executive officers other than Mr. Greager is entitled. The Fifth Amended version of the Severance Plan acted to increase the severance benefits owed to the Chief Executive Officer in the event of an eligible involuntary termination, both in the context of a change in control and in the absence of a change in control. Under the Fourth Amended version of the Severance Plan, the Chief Executive Officer's severance benefits were identical to those of Executive Vice Presidents and Senior Vice Presidents. The severance benefits owed to the Chief Executive Officer in the context of a change in control under the Fifth Amended version, and how they compare to the benefits owed to other officers, are described below.

              Under the Severance Plan, a named executive officer receives certain severance benefits upon his or her resignation or termination within twelve months following a change in control if such termination is initiated by the Company for any reason other than for Cause (as defined in the Severance Plan), or by the officer for Good Reason (as defined in the Severance Plan). The Severance Plan provides similar, but lower, benefits outside the context of a change in control for termination without Cause, resignation for Good Reason, death or disability. Assuming the executive executes and continues to comply with a general release of liability against the Company within 60 days following an eligible termination or resignation in conjunction with a change in control and, in the

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case of an executive who is also a director, simultaneously tenders their resignation from the Board, the officer is entitled to the following benefits, based on his or her job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	2x
	Senior Vice President	2x
	Vice President	1x
Bonus
A lump sum cash payment equal to a multiple of the greater of (i) the annual average of the bonuses received by the executive pursuant to the Company's STIP in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows:
	Title	Cash Payment Multiple
	President and Chief Executive Officer	2x
	Executive Vice President	1x
	Senior Vice President	1x
	Vice President	0.5x
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that were granted in April 2017; immediate vesting of all outstanding equity awards held by our President and Chief Executive Officer, assuming all applicable performance-based vesting conditions are achieved at target performance; all other accelerated vesting to be determined based on the terms of the applicable equity award agreement
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 24 months for our President and Chief Executive Officer, 18 months for Executive Vice Presidents and Senior Vice Presidents and 12 months for our Vice Presidents

              Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of such employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain executive talent and remain competitive in our industry.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        34

              Executive Departure.    Effective November 30, 2018, Mr. Fenoglio separated from the Company. On November 27, 2018, in connection with his departure, Mr. Fenoglio entered into a Separation and General Release Agreement with the Company (the "Release"), whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he would receive payment of his base salary through the Separation Date; (iv) he would receive any accrued employment benefits, including payment under the Company's applicable retirement benefit plan, payment of accrued but unused vacation and payment of any approved but not yet reimbursed business expenses; (v) he would receive accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy and accelerated vesting of a portion of the equity grants he received in May 2018, resulting in his receipt of 16,254 non-qualified stock options and 19,973 shares of common stock of the Company; (vi) he would receive his annual target bonus for 2018 of $206,250; and (vii) he would be granted reimbursement of the difference between the amount he pays to effect and continue COBRA coverage and the employee contribution amount that active senior executive employees of the Company or its applicable affiliate pay for the same or similar coverage, for up to a one-year period following the Separation Date.

Executive Officer Stock Ownership Guidelines

              We have established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	2x base salary

              Executive officers have five years from the latter of (i) the date of their appointment as an executive officer or (ii) April 28, 2017 (when the Company emerged from bankruptcy), to achieve their targeted ownership level. Upon reaching the required ownership level based on the then-current closing price of our common stock, executive officers are not required to accumulate any shares in excess of shares held as of the determination date, regardless of changes in the price of our common stock.

              The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold one-hundred percent (100%) of the net shares acquired through the LTIP until the ownership levels are satisfied. Unvested shares that vest based upon performance criteria (as opposed to simple time-based vesting) do not count towards satisfaction of the guidelines.

Tax Considerations

              Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

              Section 162(m) of the Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers) to $1,000,000 per employee in any taxable year.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        35

              The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The new law expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include compensation that was previously deductible as "performance-based compensation" and to also now include the CFO as a covered employee. In addition, the new rule expands the definition of a "covered employee" to include any individuals who have previously been a covered employee for any years after December 31, 2016. Notwithstanding the fact that compensation to our named executive officers may fail to be deductible to us by virtue of Section 162(m), we reserve the right to use our judgment to authorize such compensation payments when we believe such payments are appropriate and in the best interests of our stockholders.

              Tax Gross-Ups.    Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute "parachute payments" (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

Indemnification

              Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive, in advance, reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

CEO Pay Ratio 16:1

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total compensation of our employees and the annual total compensation of Eric Greager, our President and Chief Executive Officer (our "CEO").

              During 2018, the Company had two CEOs. For purposes of calculating the annual total compensation for the CEO position in such circumstance, SEC rules allow us the option of either (A) calculating the compensation provided to each CEO during 2018 for the time each served as CEO and combining those amounts, or (B) annualizing the compensation provided to the CEO serving in that position on the date we selected to identify our median employee (December 21, 2018, the last day of our payroll year). For purposes of this disclosure, we have decided to annualize the compensation Mr. Greager received for his role as CEO of the Company beginning on April 11, 2018, the effective date of his employment with the Company.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        36

              For 2018, our last completed fiscal year:

  •
  The median of the annual total compensation of all employees of our Company (other than our CEO) was $131,535;

  •
  The annual total compensation of our CEO was $6,073,546 (including the one-time employment inducement award).

              Based on this information for 2018, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 46:1. Our pay ratio has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

              We identified our median employee by examining the total cash compensation paid to all of our employees in 2018, excluding our CEO, who were employed by us on December 21, 2018, the last day of our payroll year. Our employee population consisted of 147 employees, other than the CEO, with all individuals located in the United States. This population consisted of our full-time and part-time employees. In making this determination, we annualized the compensation of all permanent employees who were hired in 2018, but did not work for the entire twelve-month period. As reflected in our payroll records, for purposes of determining the total cash compensation paid, we included: the annualized base salary (or, in the case of hourly workers, annualized wages including overtime pay) and the amount of any cash incentives, including cash incentives earned in 2018, but not paid to the employee until 2019.

              After identifying our median employee based on annual total cash compensation, we calculated annual total cash compensation for such employee using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table later in this proxy statement.

              As illustrated in the table below, our 2018 CEO to median employee pay ratio is 46:1.

	CEO to Median Employee
	Pay Ratio
	CEO(1) ($)		Median Employee ($)
Annual Salary	500,000		96,520
Bonus	0		0
Stock Awards	5,054,780	(2)	12,009
Non-Equity Incentive Plan Compensation	500,000		16,484	(3)
All Other Compensation	18,766	(4)	6,522	(5)

Total:	6,073,546		131,535
CEO Pay to Median Employee Pay Ratio:	46:1

(1)
For purposes of calculating the CEO to Median Employee Pay Ratio, the amounts reflected for our CEO, Mr. Greager, are annualized.

(2)
Includes an inducement award with a grant date value equal to $3,999,989 in restricted stock units. This award was granted to compensate Mr. Greager for forfeited equity compensation from his former employer.

(3)
Amounts represent the bonuses earned under the Company's STIP in 2018 but were not paid until 2019.

(4)
Includes annualized (i) Company match to 401(k), (ii) excess costs for executive reserved parking, (iii) excess life insurance premiums, and (iv) excess AD&D premiums.

(5)
Includes Company match to 401(k).

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        37

              The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their specific employee populations and compensation practices; thus, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

              While including all of Mr. Greager' s compensation complies with SEC rules, we believe a more informative pay ratio is 16:1. When Mr. Greager assumed the role of President and CEO in April of 2018, the Compensation Committee approved an inducement award of restricted stock units with a grant date value of $3,999,989 to compensate Mr. Greager for the forfeited equity compensation he would have received from his former employer had he not left his former employer to join the Company. The inducement grant of restricted stock units was a one-time award and is not reflective of Mr. Greager's anticipated compensation going forward. The inclusion of the one-time inducement award resulted in a higher pay ratio, as calculated above, than if we did not include this element of compensation. Mr. Greager's total compensation for pay ratio purposes, without the inducement award, is as follows:

	CEO to Median Employee
	Pay Ratio
	CEO(1) ($)		Median Employee ($)
Annual Salary	500,000		96,520
Bonus	0		0
Stock Awards	1,054,791		12,009
Non-Equity Incentive Plan Compensation	500,000		16,484	(2)
All Other Compensation	18,766	(3)	6,522	(4)

Total:	2,073,557		131,535
CEO Pay to Median Employee Pay Ratio:	16:1

(1)
For purposes of calculating the CEO to Median Employee Pay Ratio, the amounts reflected for our CEO are annualized.

(2)
Amounts represent the bonuses earned under the Company's STIP in 2018, but were not paid until 2019.

(3)
Includes annualized (i) Company match to 401(k), (ii) excess costs for executive reserved parking, (iii) excess life insurance premiums, and (iv) excess AD&D premiums.

(4)
Includes Company match to 401(k).

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        38

Summary Compensation Table

              The following table contains information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2018, 2017, and 2016.

Name and Principal Position(1)	Year		Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)		Option Awards(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)	Total ($)
Eric T. Greager	2018		342,308	—	5,054,780	(7)	—	435,617		15,283	5,847,988
President and Chief Executive Officer
Brant H. DeMuth	2018		27,865	100,000	649,991	(8)	—	0	(9)	408	778,264
Executive Vice President and Chief Financial Officer
Cyrus "Skip" Marter	2018		350,000	—	677,979		—	315,000		18,692	1,361,671
Executive Vice President, General Counsel and Secretary	2017		350,000	—	837,697		424,699	299,250		18,392	1,930,038
Dean Tinsley	2018		310,000	—	581,145		—	279,000		18,070	1,188,215
Senior Vice President, Operations	2017	(10)	280,386	—	261,445		132,549	224,277		17,770	916,427
Sandra K. Garbiso	2018		230,769	112,500	290,587		—	174,932		15,063	823,851
Vice President and Chief Accounting Officer
R. Seth Bullock(11)	2018		450,000	—	—		—	—		16,487	466,487
Former Interim Chief Executive Officer	2017		757,097	—	—		—	—		47,363	804,460
Scott A. Fenoglio(12)	2018		264,425	—	435,866		—	—		224,338	924,629
Former Senior Vice	2017		275,000	—	837,766		424,734	235,125		17,593	1,790,218
President, Finance and Planning	2016		248,077	—	78,926		—	179,468		17,160	523,631

(1)
Mr. Greager joined the Company as its President and Chief Executive Officer in April 2018 and replaced Mr. Bullock as the Company's interim Chief Executive Officer. Mr. DeMuth joined the Company as its Executive Vice President and Chief Financial Officer in November 2018, replacing Mr. Fenoglio as the principal financial officer. Salaries listed for Messrs. Greager and DeMuth are as of December 21, 2018, the last day of our payroll year. Ms. Garbiso became a named executive officer of the Company for the first time in 2018. Accordingly, only her 2018 compensation is included in the table.

(2)
The following are the annual base salaries payable to each of the named executive officers as of December 31, 2018: Mr. Greager, $500,000; Mr. DeMuth, $315,000; Mr. Marter, $350,000; Mr. Tinsley, $310,000; and Ms. Garbiso, $235,000.

(3)
Mr. DeMuth received a one-time signing bonus upon the commencement of his employment with the Company on November 14, 2018.

In September 2016, the Board approved a Supplemental Retention Program (the "Retention Program") for personnel deemed critical to the business of the Company through its restructuring efforts. Under the Retention Program, the participant was to remain employed by the company continuously from September 15, 2016 until the time of final distribution under the Company's 2017 STIP (the "Distribution Date"). Each participant who satisfied the requirement of the Retention Program received on April 2, 2018, the Distribution Date, a lump sum payment equal to 50% of his or her base salary at the time such payment was made. Ms. Garbiso participated in the Retention Program prior to the date on which she became one of our named executive officers and received $112,500 on the Distribution Date under the Retention Program. The Retention Program was in addition to and separate from any payment she received under the Company's 2016 STIP or 2017 STIP.

(4)
Reflects the aggregate grant date fair value of RSU and PSU awards granted in 2018, computed in accordance with ASC Topic 718. It does not reflect the actual value that may be realized by the named executive officer. The

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        39

  discussion of the assumptions used in calculating the aggregate grant date fair value of the restricted stock unit awards for purposes of the Company's financial statements can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 28, 2019. There were no stock options granted in 2018.

(5)
Amounts in this column represent the bonuses earned under the Company's STIP in each of 2016, 2017 and 2018 but were not paid until 2017, 2018, and 2019, respectively.

(6)
All Other Compensation for 2018 included the following:

Named Executive Officer	Reserved Parking ($)(A)	Life Insurance Premiums ($)	AD&D Premiums ($)	401(k) Employer Match ($)	Living Expenses ($)(B)	Severance ($)(C)	Total ($)
Eric Greager	945	1,026	43	13,269	—	—	15,283
Brant DeMuth	170	228	10	0	—	—	408
Skip Marter	420	1,596	176	16,500	—	—	18,692
Dean Tinsley	0	1,414	156	16,500	—	—	18,070
Sandra Garbiso	0	1,074	58	13,931	—	—	15,063
Seth Bullock	0	0	0	0	16,487	—	16,487
Scott Fenoglio	385	1,150	53	16,500	—	206,250	224,338

(A)
Parking is available to all employees. The amount listed includes excess costs for executive reserved parking.

(B)
Includes $16,487 of temporary out-of-pocket living expenses.

(C)
Represents Mr. Fenoglio's target bonus under the Company's 2018 Short Term Incentive Plan, paid in January 2019, pursuant to his Separation and General Release Agreement.
(7)
Includes Inducement RSUs that Mr. Greager received upon the commencement of his employment with the Company, with a grant date value equal to $3,999,989, to compensate him for forfeited equity compensation from his former employer.

(8)
Includes Inducement RSUs that Mr. DeMuth received upon the commencement of his employment with the Company, with a grant date value equal to $649,991, to compensate him for forfeited equity compensation from his former employer.

(9)
Not eligible for 2018 STIP.

(10)
Amounts shown above for Mr. Tinsley for 2017 are slightly different than the amounts included in our proxy statement for the 2018 annual meeting of stockholders. In the previous proxy statement, we mistakenly included $310,000 (which was his year-end salary after a promotion in 2017) rather than the $280,386 he actually received during the year. The total compensation amount shown above for 2017 was also adjusted to reflect this revision.

(11)
Mr. Bullock resigned as interim Chief Executive Officer on April 11, 2018. During his service at the Company, he remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's employee benefit plans. The amounts reflected for Mr. Bullock include monthly fees and temporary out-of-pocket living expenses incurred during 2018 and paid by the Company to A&M.

(12)
Mr. Fenoglio departed from the Company effective November 30, 2018. Pursuant to the terms of his Separation and General Release Agreement, he received partial accelerated vesting of the equity grants he received in May 2018, resulting in his receipt of 1,121 restricted stock units and 2,598 performance stock units, and was paid his 2018 STIP target bonus for 2018 of $206,250 in January 2019.

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Grants of Plan-Based Awards

              The following table sets forth information concerning each grant of an award made in 2018 to our named executive officers.

								All Other Stock Awards; Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)					Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Eric Greager
STIP		181,507	363,014	723,288	—	—	—	—		—
Inducement RSUs	04/11/18	—	—	—	—	—	—	147,275	(6)	3,999,989
RSUs	05/16/18	—	—	—	—	—	—	15,016	(7)	435,614
PSUs—TSR	05/16/18	—	—	—	2,586	10,345	20,690	—		319,040
RSUs—ROCE	05/16/18	—	—	—	5,173	10,346	20,692	—		300,137
Brant DeMuth
STIP		—	—	—	—	—	—	—		—
Inducement RSUs	11/14/18	—	—	—	—	—	—	23,338	(8)	649,991
PSUs—TSR		—	—	—	—	—	—	—		—
PSUs—ROCE		—	—	—	—	—	—	—		—
Skip Marter
STIP		131,250	262,500	525,000	—	—	—	—		—
RSUs	05/16/18	—	—	—	—	—	—	9,651	(7)	279,976
PSUs—TSR	05/16/18	—	—	—	1,663	6,650	13,300	—		205,086
PSUs—ROCE	05/16/18	—	—	—	3,325	6,650	13,300	—		192,917
Dean Tinsley
STIP		116,250	232,500	465,000	—	—	—	—		—
RSUs	05/16/18	—	—	—	—	—	—	8,273	(7)	240,000
PSUs—TSR	05/16/18	—	—	—	1,425	5,700	11,400	—		175,788
PSUs—ROCE	05/16/18	—	—	—	2,850	5,700	11,400	—		165,357
Sandra Garbiso
STIP		57,791	115,582	231,164	—	—	—	—		—
RSUs	05/16/18	—	—	—	—	—	—	4,137	(7)	120,014
PSUs—TSR	05/16/18	—	—	—	713	2,850	5,700	—		87,894
PSUs—ROCE	05/16/18	—	—	—	1,425	2,850	5,700	—		82,679
Seth Bullock(9)		—	—	—
STIP		—	—	—	—	—	—	—		—
RSUs		—	—	—	—	—	—	—		—
PSUs		—	—	—	—	—	—	—		—
Scott Fenoglio(10)		—	—	—
STIP		103,125	206,250	412,500	—	—	—	—		—
RSUs	05/16/18	—	—	—	—	—	—	6,205		180,007
SUs—TSR	05/16/18	—	—	—	1,069	4,275	8,550	—		131,841
PSUs—ROCE	05/16/18	—	—	—	2,138	4,275	8,550	—		124,018

(1)
Reflects the base salary of each of our named executive officers as of December 31, 2018, multiplied by the applicable STIP threshold percentage. The 2018 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        41

(2)
Reflects the base salary of each of our named executive officers as of December 31, 2018, multiplied by the applicable STIP target percentage. The 2018 STIP target percentages were as follows: (i) 100% of Mr. Greager's base salary from April 11, 2018 through December 31, 2018; (ii) 75% of base salary for Messrs. Marter and Tinsley; (iii) 50% of base salary for the period from January 1, 2018 through May 20, 2018, and 50% of (the increased) base salary for the period from May 21, 2018 through December 31, 2018 for Ms. Garbiso; and (iv) Mr. DeMuth was not eligible for the 2018 STIP.

(3)
Reflects the base salary of each of our named executive officers as of December 31, 2018, multiplied by the applicable STIP maximum percentage. The 2018 STIP maximum payouts were as follows: (i) 200% of base salary for Mr. Greager (prorated for a partial year); (ii) 150% of base salary for Messrs. Marter and Tinsley; (iii) 100% of base salary for the period from January 1, 2018 through May 20, 2018, and 100% of (the increased) base salary for the period from May 21, 2018 through December 31, 2018 for Ms. Garbiso; and (iv) Mr. DeMuth was not eligible for the 2018 STIP.

(4)
These amounts represent the threshold, target and maximum payouts under the performance stock unit awards ("PSU") granted to each of the named executive officers in 2018 under our LTIP. The PSUs have a three-year performance period with cliff vesting. Under the Executive Performance Stock Unit Agreement ("PSA"), PSUs will be payable in shares of common stock based upon the achievement by the Company over a three-year period (the "Performance Period") of performance criteria established by the Board. One half of the number of shares of common stock that may be issued pursuant to a Performance Award will be determined based on the Company's total shareholder return ("TSR") as compared to its peers during the Performance Period (the "TSR PSUs"). An executive may earn anywhere between 0% and 200% of the TSR PSUs based on the Company's TSR measured against the Company's peer group, subject to potential downward adjustments tied to the Company's absolute TSR during the Performance Period. The other half of the number of shares of common stock that may be issued pursuant to a Performance Award will be determined based on the Company's average annual return on capital employed ("ROCE") over the Performance Period (the "ROCE PSUs"). An executive may earn anywhere between 0% and 200% of the ROCE PSUs based on the Company's ROCE. Unless otherwise determined by the Board or the Compensation Committee of the Board, each recipient will forfeit his or her Performance Units if the recipient's employment with the Company terminates during the Performance Period for any reason other than for termination by the Company without cause or termination by the named executive officer for good reason. If employment is terminated during the Performance Period due to termination by the Company without cause or termination by the named executive officer for good reason, the named executive officer is entitled to receive a pro rata portion of his or her PSUs equal to: (i) the number of PSUs granted that would be paid out at the target performance level multiplied by (ii) a fraction, the numerator of which is the number of days of the Performance Period the named executive officer remained an employee with the Company and the denominator of which is the number of days in the Performance Period. In the case of a qualifying termination event in connection with a change in control, all unvested PSUs will vest at the target performance level.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        42

    Potential payouts for TSR Performance and ROCE Performance are as follows:

(5)
Reflects the aggregate grant date fair value of restricted stock units and performance stock units, computed in accordance with ASC Topic 718, and does not reflect the actual value that may be realized by the named executive officer. The discussion of the assumptions used in calculating the aggregate grant date fair value of the RSU awards for purposes of the Company's financial statements can be found in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, in each case, as set forth in the Company's Form 10-K filed with the SEC on February 28, 2019. The grant date fair value for PSUs is calculated based on a stochastic process using the Geometric Brownian motion model. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 29, 2018.

(6)
Represents Mr. Greager's RSU inducement award granted pursuant to his offer letter, approved by the Compensation Committee and Board of Directors. The award vests over five years, with 20% vesting on April 11, 2019 and the remaining shares vesting 20% on each of April 11, 2020, April 11, 2021, April 11, 2022, and April 11, 2023, subject to Mr. Greager's continued employment with the Company through the applicable vesting dates. The grant date fair value is $27.16 per share, the volume-weighted average price of the Company's common stock for the ten trading days immediately preceding the first day of his employment.

(7)
Reflects the number of RSUs granted in 2018. The shares will vest in equal increments over three years, commencing on the first anniversary of the date of grant. The grant date value is $29.01 per share, the volume-weighted average price of the Company's common stock for the 30 trading days immediately preceding May 14, 2019, when the Compensation Committee approved the grants.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        43

(8)
Represents Mr. DeMuth's RSU inducement award granted pursuant to his offer letter, approved by the Compensation Committee and Board of Directors. The award vests over five years, with 20% vesting on November 14, 2019 and the remaining shares vesting 20% on each of November 14, 2020, November 14, 2021, November 14, 2022, and November 14, 2023, subject to Mr. DeMuth's continued employment with the Company through the applicable vesting dates. The grant date fair value is $27.85 per share, the volume-weighted average price of the Company's common stock for the 30 trading days immediately preceding the first day of his employment.

(9)
Mr. Bullock resigned as interim Chief Executive Officer on April 11, 2018. During his service at the Company, he remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's employee benefit plans.

(10)
Mr. Fenoglio departed from the Company effective November 30, 2018. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the remaining equity grants he received upon the Company's emergence from bankruptcy and partial accelerated vesting of the equity grants he received in May 2018, resulting in his receipt of 16,254 non-qualified stock options and 19,973 shares of common stock of the Company. Mr. Fenoglio was paid his 2018 STIP target bonus of $206,250 in January 2019.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

              Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        44

Outstanding Equity Awards at Fiscal Year End

              The following table sets forth certain information with respect to the outstanding stock awards held by our named executive officers at the end of fiscal year 2018.

		Option Awards				Stock Awards
		Non-Qualified Stock Options				Restricted Stock Units			Performance Stock Unit Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Eric Greager	04/11/18	—	—	—	—	147,275	(4)	3,044,174	—	—
	05/16/18	—	—	—	—	15,016	(5)	310,381	20,691	427,683
Brant DeMuth	11/14/18	—	—	—	—	23,338	(4)	482,396	—	—
Skip Marter	04/28/17	8,127	16,253	34.36	04/28/27	16,253	(5)	335,950	—	—
	05/16/18	—	—	—	—	9,651	(5)	199,486	13,300	274,911
Dean Tinsley	04/28/17	2,537	5,072	34.36	04/28/27	5,072	(5)	104,838	—	—
	05/16/18	—	—	—		8,273	(5)	171,003	11,400	235,638
Sandra Garbiso	04/28/17	1,624	3,247	34.36	04/28/27	3,247	(5)	67,115	—	—
	05/16/18	—	—	—		4,137	(5)	85,512	5,700	117,819
Seth Bullock(6)	—	—	—	—	—	—		—	—	—
Scott Fenoglio(7)	04/28/17	24,382	0	34.36	03/17/19	16,254		335,970	—	—
	05/16/18	—	—	—		1,121		23,171	2,598	57,701

(1)
All time-based stock options vest or vested in equal increments over three years on each anniversary of the date of grant and have a term of ten years, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events. If the recipient's employment has terminated, any vested options expire if not exercised during the 90-day period following such termination.

(2)
The market value calculated is using the closing price of our common stock on December 31, 2018, the last trading day of fiscal year 2018, as quoted by the NYSE.

(3)
Reflects 100% of the initial number of PSUs granted to the named executive officer. The number of shares of the Company's common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company's common stock following the conclusion of the three-year measurement period. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(4)
RSU inducement awards vest in equal increments over five years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(5)
RSUs vest in equal increments over three years, commencing on the first anniversary date of the award, provided the recipient remains continuously employed through the applicable vesting dates, or if earlier, upon a change-in-control and certain termination events.

(6)
Mr. Bullock terminated on April 11, 2018. He remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's benefit plans.

(7)
Mr. Fenoglio departed from the Company effective November 30, 2018. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy, consisting of 16,254 RSUs and 16,254 non-qualified stock options. Under the terms of the 2017 LTIP and Mr. Fenoglio's stock option agreement, the 16,254 option shares were exercisable for 90 days from the Effective Date of his executed release.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        45

  Mr. Fenoglio's stock options were out-of-the-money and cancelled March 17, 2019. Mr. Fenoglio also received partial accelerated vesting of the equity grants he received in May 2018, resulting in his receipt of 1,121 RSUs and 2,598 PSUs. Pursuant to his executed release, his accelerated RSUs and PSUs and were released to him in January 2019.

Options Exercised and Stock Vested

              The following table sets forth time-based RSUs of our common stock held by our named executive officers that vested during fiscal 2018. There were no stock option exercises in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)(2)	Value Realized on Vesting ($)(3)
Eric Greager	0	0
Brant DeMuth	0	0
Skip Marter	8,127	236,658
Dean Tinsley	2,537	73,877
Sandra Garbiso	1,624	47,291
Seth Bullock(4)	N/A	N/A
Scott Fenoglio(5)	8,128	236,687

(1)
The number of shares reflected in this column exhibits the gross number of RSU awards that vested prior to tax withholding. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the table above.

(2)
Includes shares received upon the first annual vesting of the RSUs awarded on April 28, 2017.

(3)
The value realized is based upon the gross shares underlying the time-based RSU awards that vested, multiplied by the closing price of our common stock on the NYSE on the trading date preceding the date of vesting.

(4)
Mr. Bullock terminated on April 11, 2018. He remained an employee of A&M and did not receive any compensation directly from the Company or participate in any of the Company's benefit plans.

(5)
Mr. Fenoglio departed from the Company effective November 30, 2018. Pursuant to the terms of his Separation and General Release Agreement, he received accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy, consisting of 16,254 RSUs and 16,254 non-qualified stock options. Under the terms of the 2017 LTIP and Mr. Fenoglio's stock option agreement, the 16,254 option shares were exercisable for 90 days from the Effective Date of his executed release. Mr. Fenoglio's stock options were out-of-the-money and cancelled March 17, 2019. Mr. Fenoglio also received partial accelerated vesting of the equity grants he received in May 2018, resulting in his receipt of 1,121 RSUs and 2,598 PSUs. Pursuant to his executed release, on January 9, 2019 his accelerated RSU and PSU awards were settled and released as follows: (i) 17,375 accelerated RSUs with a value realized upon settlement totaling $409,181 and (ii) 2,598 accelerated PSUs with a value realized upon settlement totaling $61,183. The value realized was based upon the gross shares underlying the RSU and PSU awards that vested, multiplied by the closing price of our common stock on the NYSE on January 8, 2019, the trading date preceding the release of his shares.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        46

Pension Benefits

              Other than our 401(k) plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

              We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination and Change in Control

              The table below discloses a hypothetical amount of compensation and/or benefits due to our continuing named executive officers with Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2018, and are calculated pursuant to the terms of the Employment Agreements and the Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the continuing named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a continuing named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward-looking statements."

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination Without Cause ($)(1)(2)		Resignation For Good Reason ($)(3)(4)		Termination Without Cause or Resignation With Good Reason/Change in Control(5)(6)
Eric Greager	Cash Severance	—	1,000,000		500,000		1,000,000
	Bonus Payment	—	1,000,000		500,000		1,000,000
	Unvested and Accelerated:
	Inducement RSUs	—	3,044,174	(7)	0	(8)	3,044,174
	2018 RSUs(9)	—	65,131		65,131		310,381
	Emergence RSUs	—	—		—		—
	Emergence Stock Options	—	—		—		—
	PSUs	—	102,358	(10)	142,437	(11)	427,683
	Health Payment	—	47,424		23,712		47,424

	TOTAL	—	5,259,087		1,231,280		5,829,662

Brant DeMuth	Cash Severance	—	315,000		315,000		630,000
	Bonus Payment	—	118,125		118,125		236,250
	Unvested and Accelerated:
	Inducement RSUs(7)	—	482,396	(7)	0	(8)	482,396
	2018 RSUs	—	—		—		—
	Emergence RSUs	—	—		—		—
	Emergence Stock Options	—	—		—		—
	PSUs	—	0		0		0
	Health Payment	—	18,228		18,228		27,342

	TOTAL	—	933,749		451,353		1,375,988

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        47

Name	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination Without Cause ($)(1)(2)	Resignation For Good Reason ($)(3)(4)	Termination Without Cause or Resignation With Good Reason/Change in Control(5)(6)
Skip Marter	Cash Severance	—	350,000	350,000	700,000
	Bonus Payment	—	131,250	131,250	262,500
	Unvested and Accelerated:
	Inducement RSUs	—	—	—	—
	2018 RSUs(9)	—	41,857	41,857	199,486
	Emergence RSUs(12)	—	335,950	335,950	335,950
	Emergence Stock Options(12)	—	0	0	0
	PSUs(13)	—	91,547	91,547	274,911
	Health Payment	—	18,228	18,228	27,342

	TOTAL	—	968,832	968,832	1,800,189

Dean Tinsley	Cash Severance	—	310,000	310,000	620,000
	Bonus Payment	—	116,250	116,250	232,500
	Unvested and Accelerated:
	Inducement RSUs	—	—	—	—
	2018 RSUs(9)	—	35,883	35,883	171,003
	Emergence RSUs(12)	—	104,838	104,838	104,838
	Emergence Stock Options(12)	—	0	0	0
	PSUs(13)	—	78,484	78,484	235,638
	Health Payment	—	18,228	18,228	27,342

	TOTAL	—	663,683	663,683	1,391,321

Sandi Garbiso	Cash Severance	—	235,000	235,000	235,000
	Bonus Payment	—	58,750	58,750	58,750
	Unvested and Accelerated:
	Inducement RSUs	—	—	—	—
	2018 RSUs(9)	—	17,942	17,942	85,512
	Emergence RSUs(12)	—	67,115	67,115	67,115
	Emergence Stock Options(12)	—	0	0	0
	PSUs(13)	—	39,232	39,232	117,819
	Health Payment	—	22,140	22,140	22,140

	TOTAL	—	440,179	440,179	586,336

(1)
Severance payments are contingent upon termination without Cause (as defined in the Severance Plan).

(2)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 12-month period immediately following the date of termination for all named executive officers other than Mr. Greager, who would receive Company-subsidized COBRA premiums for a 24-month period immediately following the date of termination.

(3)
Severance payments are contingent upon resignation for Good Reason (as defined in the Severance Plan).

(4)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 12-month period immediately following the date of termination for all named executive officers.

(5)
Change in control payments are contingent upon termination without Cause (as defined in the Severance Plan) or resignation for Good Reason (as defined in the Severance Plan) within 12 months following the change in control.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        48

(6)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the (i) 24-month period immediately following the date of termination for Mr. Greager; (ii) 18-month period immediately following the date of termination for Messrs. DeMuth, Marter, and Tinsley; and (iii) 12-month period immediately following the date of termination for Ms. Garbiso.

(7)
Upon termination without Cause, all unvested inducement RSUs become fully vested. The accelerated vesting of these awards is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67, multiplied by the number of RSU awards that would vest upon the occurrence of the event indicated.

(8)
Upon resignation for Good Reason, all unvested inducement RSUs are forfeited.

(9)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any RSUs that have not vested as of a named executive officer's date of termination shall vest as of such termination date. The accelerated pro-rata vesting of the RSU awards is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67, multiplied by the number of RSUs that would vest upon the occurrence of the event indicated. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" above for further information.

(10)
Upon termination without Cause, a pro-rata portion of any PSUs that have not vested as of Mr. Greager's date of termination shall vest as of such termination date. The accelerated pro-rata vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67, multiplied by the number of prorated PSUs that would vest upon the occurrence of the event indicated. The pro-rata portion is determined by a fraction, the numerator of which is (A) the number of days between the grant date of the applicable award and such Executive's Date of Termination and the denominator of which is (B) the number of days between the grant date and the vesting date of each applicable award. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(11)
Upon termination for resignation with Good Reason, a pro-rata portion of any PSUs that have not vested as of Mr. Greager's date of termination shall vest as of such termination date. The accelerated pro-rata vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67, multiplied by the number of prorated PSUs that would vest upon the occurrence of the event indicated. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(12)
Upon termination without Cause, resignation for Good Reason, death or permanent disability, all unvested emergence RSUs and outstanding emergence stock options become fully vested. The accelerated vesting of emergence RSUs is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67, multiplied by the number of outstanding shares of emergence RSUs that would vest upon the occurrence of the event indicated. The values reported in the table above take into account emergence RSU awards that were outstanding on December 31, 2018. The accelerated vesting of emergence stock options have zero realizable value as of December 31, 2018.

(13)
Upon termination without Cause or resignation with Good Reason, a pro-rata portion of any PSUs that have not vested as of the named executive officers date of termination shall vest as of such termination date. The accelerated pro-rata vesting of the PSUs is based upon the closing price per share of our common stock on December 31, 2018, which was $20.67 multiplied by the number of prorated PSUs that would vest upon the occurrence of the event indicated. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        49

              Post Termination Payments—Mr. Bullock

              Effective April 11, 2018, Mr. Bullock, a managing director of Alvarez & Marsal who served as the Company's interim Chief Executive Officer since June 2017, resigned. As interim Chief Executive Officer, Mr. Bullock remained an employee of Alvarez & Marsal and did not receive any compensation directly from the Company or participate in any of the Company's employee benefits plans.

              Post Termination Payments—Mr. Fenoglio

              Effective November 30, 2018 (the "Separation Date"), Mr. Fenoglio separated from the Company. In connection with his departure, Mr. Fenoglio entered into a Separation and General Release Agreement with the Company (the "Release") dated November 27, 2018, whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he received payment of his base salary through the Separation Date; (iv) he received any accrued employment benefits, including payment under the Company's applicable retirement benefit plan, payment of accrued but unused vacation and payment of any reimbursed business expenses; (v) he received accelerated vesting of the equity grants he received upon the Company's emergence from bankruptcy and partial accelerated vesting of a portion of the equity grants he received in May 2018, resulting in his receipt of 16,254 non-qualified stock options and 19,973 shares of common stock of the Company; (vi) he received his annual target bonus for 2018 of $206,250 and (vii) he will be granted reimbursement of the difference between the amount he pays to effect and continue COBRA coverage and the employee contribution amount that active senior executive employees of the Company or its applicable affiliate pay for the same or similar coverage, for up to a one-year period following the Separation Date.

              The table below shows the value of the post-termination payments that Mr. Fenoglio received in January 2019.

Payments Upon Separation	$

Cash Compensation:
Cash Severance	0
STIP Bonus Compensation	206,250
Long-Term Incentive Compensation:
Unvested and Accelerated:
RSUs	409,181
PSUs	61,183
Stock Options	0
Health Benefits:
COBRA Continuation(1)	21,192

Total	697,806

(1)
Includes one month of COBRA payments during 2018. The remaining 11 months will be paid to Mr. Fenoglio in the amount of $19,426 in 2019.

Director Compensation

              Our Board believes that attracting and retaining qualified independent directors is critical to the ongoing operation of our Company. Similarly to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the independent director

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        50

compensation. Our independent director compensation program in 2018 consisted of one principal element, which included an annual retainer and chairman fees, listed in the table below.

Board/Committee	Board/Committee Chairperson Additional Compensation ($)
Board Chairman	93,750
Board Member	75,000
Audit Committee Chairman	20,000
Audit Committee Member	10,000
Compensation Chairman	15,000
Compensation Member	7,500
Nominating and Corporate Governance Chairman	8,000
Nominating and Corporate Governance Member	4,000
EHS&RC and Reserves Chairman	10,000
EHS&RC and Reserves Member	5,000

              Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

              The following table provides information concerning the compensation of our independent directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Total ($)
Paul Keglevic	99,000	99,000
Brian Steck	88,000	88,000
Thomas Tyree	92,500	92,500
Jack Vaughn	97,750	97,750
Scott Vogel	100,000	100,000
Jeff E. Wojahn	92,500	92,500

(1)
Amounts reflect the independent director fourth quarter retainer fees that were accrued and earned in 2018 and paid in the first quarter of 2019.

              Pursuant to the Plan, Reorganized Bonanza Creek's director compensation program in 2017 consisted of two principal elements: (i) an annual retainer and chairman fees, and (ii) equity consisting of RSU awards. During 2017, the Board of Directors discussed the initial grant of RSU awards to the independent directors as provided under the Director Compensation Policy that was approved by the Board on the Effective Date. The initial grant to Mr. Vaughn, our non-executive Chairman, had an estimated fair market value of $468,750, and the initial grant to Messrs. Keglevic, Steck, Tyree, Vogel, and Wojahn had an estimated fair market value of $375,000. The RSUs were granted pursuant to the Company's 2017 Long Term Incentive Plan. The RSUs are scheduled to vest in three equal installments on April 28, 2018, April 28, 2019 and April 28, 2020 and be delivered to the directors in shares within 30 days after April 28, 2020 (subject to accelerated vesting and delivery on specified terminations of the directors' service or a change in control). The number of shares was determined by dividing the award value by $36.68 (which was the volume weighted average price of a share for the 30-day period beginning on May 1, 2017). Pursuant to the Director Compensation Policy, going forward after the third year following the Company's emergence from bankruptcy, and consistent with best governance practice, the Board will establish a "date certain" on which to make the Directors' equity grants each year.

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              As of December 31, 2018, outstanding RSUs held by our independent directors were as follows:

Name	RSUs Outstanding (#)	Market Value of Shares or Units of Stock That Have not Vested(a) ($)
Paul Keglevic	10,223	211,309
Brian Steck	10,223	211,309
Thomas Tyree	10,223	211,309
Jack Vaughn	12,779	264,142
Scott Vogel	10,223	211,309
Jeff Wojahn	10,223	211,309

(a)
The market value is calculated using the closing price of our common stock on December 31, 2018, the last trading day of fiscal year 2018, as quoted by the NYSE.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

              The following table represents the securities authorized for issuance under our compensation plans, as of December 31, 2018.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	547,848	(1)	$34.36	1,630,000	(2)
Equity compensation plans not approved by security holders	170,613	(3)	N/A	0

Total	718,461		—	1,630,000

(1)
Represents (i) 132,809 shares underlying outstanding stock options to purchase shares of the Company's common stock, (ii) 310,259 RSUs, and (iii) 104,780 PSUs granted under the Company's 2017 LTIP. The number of shares of the Company's common stock that may be issued to settle PSUs ranges from 0% to 200% of the number of PSUs awarded based upon attainment of certain pre-determined performance goals. For all PSU awards, the PSUs will be settled in shares of the Company's common stock following the conclusion of the three-year measurement period. The amount in this column assumes the maximum 200% payout. See "Compensation Discussion and Analysis—Elements of Our 2018 Compensation and Why We Pay for Each Element—Long-Term Equity-Based Incentives" and "Grants of Plan-Based Awards Table; Footnote 4" above for further information.

(2)
Represents securities available for issuance under our 2017 LTIP.

(3)
Consists of 147,275 shares granted on April 11, 2018 and 23,338 shares granted on November 14, 2018, issuable under RSU awards granted to Messrs. Greager and DeMuth, respectively, under the NYSE employment inducement award exemption. Each grant was approved by our Compensation Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to stockholder approval. The inducements RSUs will vest in 20% increments on each of the first through fifth anniversaries of the grant date, subject to continued employment with the Company through such date, and will vest in full upon certain qualifying terminations of employment.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        52

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Messrs. Vogel, Tyree, and Wojahn are the current members of the Compensation Committee. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or have served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company at which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

COMPENSATION COMMITTEE REPORT

              The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

              The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
Scott D. Vogel, Chairman Thomas B. Tyree, Jr., Member Jeffrey E. Wojahn, Member

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        53

AUDIT COMMITTEE REPORT

              The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

              The Audit Committee is composed of three directors, Messrs. Kevlevic, Tyree and Vogel, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under "Corporate Governance—Audit Committee" and are more fully described in the charter which can be viewed on the Company's website under "Corporate Governance."

              The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2018 with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's system of internal controls;

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed the Company's assessment of risk related to financial reporting;

  •
  provided oversight to the internal audit function;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Grant Thornton LLP in fiscal 2018 for audit services, tax services and all other services, are set forth in "Proposal Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees" below); and

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        54

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

              With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis, and is currently considering soliciting proposals from other registered public accounting firms for the audit of the year ending December 31, 2019.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

              The Audit Committee meets regularly with management, the Company's internal auditors and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

              Based on the review and discussion referred to above, and in reliance on the information, opinions, reports and statements presented to us by the Company's management and Grant Thornton LLP, we recommended to the Board that the December 31, 2018 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Paul Keglevic, Chairman Thomas B. Tyree, Jr., Member Scott D. Vogel, Member

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        55

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the beneficial ownership of common stock as of April 15, 2019 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

              Except as otherwise indicated in the footnotes to the table, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Common Stock Beneficially Owed	Warrants(1)	Restricted Stock Units(2)	Non- Qualified Stock Options(3)	Total Stock and Stock-Based Holdings	Percentage of Class(4)
Significant Stockholders
BlackRock, Inc.(5)	2,827,072	0	0	0	2,827,072	13.7
Mangrove Partners(6)	1,836,613	0	0	0	1,836,613	8.9
Oaktree Holdings, LLC(7)	1,700,156	0	0	0	1,700,156	8.3
Dimensional Fund Advisors LP(8)	1,476,187	0	0	0	1,476,187	7.2
Gen IV Investment Opportunities Fund, LLC(9)	1,281,724	0	0	0	1,281,724	6.2
Integrated Core Strategies (US) LLC(10)	1,197,586	0	0	0	1,197,586	5.8
The Vanguard Group(11)	1,141,221	0	0	0	1,141,221	5.5
The Bank of New York Mellon(12)	1,055,026	0	0	0	1,055,026	5.1
Directors and Named Executive Officers
Paul Keglevic(13)	0	0	10,223	0	10,223	*
Brian Steck(13)	0	0	10,223	0	10,223	*
Thomas Tyree(13)	0	0	10,223	0	10,223	*
Jack Vaughn(13)	0	0	12,779	0	12,779	*
Scott Vogel(13)	0	0	10,223	0	10,223	*
Jeff Wojahn(13)	75	277	10,223	0	10,575	*
Eric Greager(14)	19,153	0	132,836	0	151,989	*
Brant DeMuth(14)	0	0	23,338	0	23,338	*
Skip Marter(14)	5,771	0	25,904	16,254	47,929	*
Dean Tinsley(14)	2,030	850	13,345	5,073	21,298	*
Sandi Garbiso(14)	684	303	7,384	3,248	11,619	*
Seth Bullock(15)	0	0	0	0	0	*
Scott Fenoglio(16)	20,165	778	0	0	20,943	*
All current directors and executive officers as a group (11 persons)(17)	27,713	1,430	266,701	24,575	320,419	1.6

*
Less than 1%.

(1)
Issued on the Effective Date, by operation of the Plan, Reorganized Bonanza Creek entered into a Warrant Agreement (the "Warrant Agreement") with Broadridge Corporate Issuer Solutions, Inc., which provides for Reorganized Bonanza Creek's issuance of warrants to purchase New Common Stock (as defined below) to former holders of Existing Equity Interests (as defined in the Plan) on the Effective Date (the "Warrants") in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement. The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on April 28, 2020. The Warrants are initially exercisable for one share of the Company's common stock, par value $0.01 per share (the "New Common Stock"), per Warrant at an initial exercise price of $71.23 per Warrant (the "Exercise Price"). Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        56

  Reorganized Bonanza Creek's directors or any other matter, or to exercise any rights whatsoever as Reorganized Bonanza Creek's stockholders unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

(2)
Includes shares under outstanding RSUs that directors and executive officers may acquire within 60 days from April 15, 2019 as follows: (i) Mr. Keglevic, 3,408 shares; (ii) Mr. Steck, 3,408 shares; (iii) Mr. Tyree, 3,408 shares; (iv) Mr. Vaughn, 4,260 shares; (v) Mr. Vogel, 3,408 shares; (vi) Mr. Wojahn, 3,408 shares; (vii) Mr. Greager, 5,006 shares; (viii) Mr. Marter, 11,344 shares; (ix) Mr. Tinsley, 5,294 shares; and (x) Ms. Garbiso, 3,003 shares.

(3)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected April 15, 2019 as the determination date.

(4)
Based on 20,599,870 shares of common stock outstanding as of April 15, 2019.

(5)
According to a Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc. ("BlackRock"), BlackRock has, with respect to Bonanza Creek's common stock, sole power to vote 2,782,313 shares and sole power to dispose of 2,827,072 shares. BlackRock filed this 13G/A as a parent holding company for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors (who beneficially owns 5% or greater of the outstanding shares of the security class being reported on the 13G/A), BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)
According to a Schedule 13D/A filed on September 6, 2018 with the SEC by The Mangrove Partners Master Fund, Ltd. ("Master Fund"), Master Fund may be deemed to beneficially own 1,836,613 shares of Bonanza Creek Energy common stock as of September 4, 2018. By virtue of their respective relationships with the Master Fund, Mangrove Partners and Nathaniel August may be deemed to indirectly beneficially own the shares owned directly by the Master Fund. Each of the above has shared voting and shared dispositive power over shares beneficially owned by it. The address of each Mangrove entity and Mr. August is 645 Madison Avenue, 14th Floor, New York, New York 10022.

According to a Schedule 13D filed on July 19, 2017 with the SEC by Mangrove Partners, Mangrove Partners has advised that in connection with Bonanza Creek's reorganization and emergence from bankruptcy, Brian Steck ("Mr. Steck"), an employee of Mangrove Partners, was appointed to Bonanza Creek's board of directors (the "Board"). Mangrove Partners did not nominate Mr. Steck to Bonanza Creek's Board and do not have any right to nominate or appoint a director to Bonanza Creek's Board. Mr. Steck's service as a director of Bonanza Creek is fully independent of Mr. Steck's duties and responsibilities as an employee of Mangrove Partners, and Mr. Steck does not represent Mangrove Partner's views or investments in his capacity as a director of Bonanza Creek's Board.

(7)
According to a Schedule 13G/A filed with the SEC on February 14, 2019 by each of the following Oaktree Holdings, LLC entities ("Oaktree Entities"): Oaktree Opportunities Fund X Holdings (Delaware), L.P. ("X Holdings"), in its capacity as the direct owner of 350,078 shares has the sole power to vote and dispose of such shares. Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. ("Xb Holdings"), in its capacity as the direct owner of 1,000,000 shares has sole power to vote and dispose of such shares: Oaktree Opportunities Fund IX Delaware, L.P. ("Fund IX"), in its capacity as the direct owner of 350,078 shares has the sole power to vote and dispose of such shares. Oaktree Fund GP, LLC ("Fund GP"), in its capacity as the general partner of X Holdings, Xb Holdings and Fund IX, has the ability to direct the management of X Holdings, Xb Holdings and Fund IX's business, including the power to direct the decisions of X Holdings, Xb Holdings and Fund IX regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, Fund GP may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. Oaktree Fund GP I, L.P. ("GP I"), in its capacity as the managing member of Fund GP has the ability to direct the management of the business of Fund GP, including the power to direct the decisions of Fund GP regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, GP I may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. Oaktree Capital I, L.P. ("Capital I"), in its capacity as the general partner of GP I, has the ability to direct the management of GP I's business, including the power to direct the decisions of GP I regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, Capital I may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. OCM Holdings I, LLC ("Holdings I"), in its capacity as the general partner of Capital I, has the ability to

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        57

  direct the management of Capital I's business, including the power to direct the decisions of Capital I regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, Holdings I may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. Oaktree Holdings, LLC ("Holdings"), in its capacity as the managing member of Holdings I, has the ability to direct the management of Holding I's business, including the power to direct the decisions of Holdings I regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, Holdings may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. Oaktree Capital Group, LLC ("OCG"), in its capacity as the managing member of Holdings, has the ability to direct the management of Holdings' business, including the power to direct the decisions of Holdings regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX. Therefore, OCG may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. Oaktree Capital Group Holdings GP, LLC ("OCGH GP"), in its capacity as the duly appointed manager of OCG, has the ability appoint and remove directors of OCG and, as such, may indirectly control the decisions of OCG regarding the vote and disposition of securities held by X Holdings, Xb Holdings and Fund IX; therefore, OCGH GP may be deemed to have indirect beneficial ownership of the shares held by X Holdings, Xb Holdings and Fund IX. The address for each of the Oaktree Entities is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(8)
According to a Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP ("Dimensional") Dimensional has, with respect to Bonanza Creek's common stock, sole power to vote 1,423,015 shares and sole power to dispose of 1,476,187 shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional and its subsidiaries disclaim beneficial ownership of such securities. The address for Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(9)
According to a Schedule 13G/A filed with the SEC on February 14, 2019 by Gen IV Investment Opportunities, LLC ("Gen IV"), LSP Generation IV, LLC ("LSP"), and LSP Investment Advisors, LLC ("LSP Advisors") have, with respect to Bonanza Creek's common stock, shared power to vote 1,281,724 shares and shared power to dispose of 1,281,724 shares. The address for Gen IV, LSP, and LSP Advisors is 1700 Broadway, 35th Floor, New York, NY 10019.

(10)
According to a Schedule 13G/A filed with the SEC on January 10, 2019 by Integrated Core Strategies (US) LLC ("Integrated Core Strategies"), Integrated Assets, Ltd. ("Integrated Assets"), Millennium International Management LP ("Millennium International Management"), Millennium Management LLC ("Millennium Management"), Millennium Group Management LLC ("Millennium Group Management"), and Israel A. Englander ("Mr. Englander"), Integrated Core Strategies beneficially owned 1,197,586 shares of the Company's common stock; and Integrated Assets, Ltd. no longer beneficially owned any shares of the Company's common stock. Millennium Management is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Mr. Englander controls the managing member of Millennium Group Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The principal address for Integrated Core Strategies and Integrated Assets is 666 Fifth Avenue, New York, NY 10103.

(11)
According to a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group ("Vanguard"), in its capacity as an investment advisor, has, with respect to the Company's common stock, sole voting power with respect to 18,307 shares, shared voting power with respect to 1,000 shares, sole dispositive power with respect to 1,123,584 shares, and shared dispositive power with respect to 17,637 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(12)
According to a Schedule 13G filed with the SEC on February 4, 2019 by The Bank of New York Mellon Corporation ("BNY Mellon"), BNY Mellon has, with respect to Bonanza Creek's common stock, sole power to vote 964,922

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        58

  shares, sole dispositive power with respect to 754,799 shares and shared power to dispose of 293,420 shares. The address for BNY Mellon is 240 Greenwich Street, New York, NY 10286.

(13)
Director of the Company. See "Director Compensation" above for further information.

(14)
Executive officer of the Company.

(15)
Mr. Bullock resigned as our interim Chief Executive Officer effective April 11, 2019. He did not own shares of Bonanza Creek common stock.

(16)
Mr. Fenoglio resigned as our Senior Vice President, Finance and Planning effective November 30, 2019. Amounts reported relate to ownership as of January 9, 2019.

(17)
Does not include former named executive officers, Seth Bullock and Scott Fenoglio.

Section 16(a) Beneficial Ownership Reporting Compliance

              The officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2018.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        59

 TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

              An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  a director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

              The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

              Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        60

regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

Related Party Transactions

              From time to time, the Company contributes charitable donations to organizations for which the Company's executives serve as directors. Such contributions are pre-approved pursuant to the Company's Related Party Transactions Policy.

              On March 8, 2018, the Company entered into an office sublease transaction with Northwoods Management Company LLC ("Northwoods"), pursuant to which the Company received approximately $17,500 per month. The term of the sublease was approximately six months and expired on August 31, 2018. Thomas B. Tyree, Jr. is Executive Chairman of Northwoods, and he is one of our directors. There were no other related party transactions or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Compensation Discussion and Analysis."

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        61

PROPOSAL ONE:

ELECTION OF DIRECTORS

              At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors of the Company to serve for a one-year term beginning at the 2019 Annual Meeting and expiring at the annual meeting to be held in 2020:

    Eric T. Greager
    Paul Keglevic
    Brian Steck
    Thomas B. Tyree, Jr.
    Jack E. Vaughn
    Scott D. Vogel
    Jeffrey E. Wojahn

              Each of the nominees currently serve as a director of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section above.

              Under the Company's Director Resignation Policy, a nominee director must submit to the Chair of the Nominating and Corporate Governance Committee a conditional letter of resignation that will become effective only if (i) such director-nominee receives a Majority Withheld Vote and (ii) the Board accepts the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will act on the tendered resignation and publicly disclose its decision within 90 days of the stockholder meeting. If the Board does not accept such incumbent director's resignation, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected. See "Corporate Governance—Plurality Voting for Directors; Director Resignation Policy."

              The Board has no reason to believe that any of the director nominees will be unable or unwilling to serve if elected. However, if any director nominee becomes unable or unwilling to accept his nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

              The Board unanimously recommends that stockholders vote "FOR" Proposal One and approve the election of the director nominees.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        62

 PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

              As previously disclosed, on the Petition Date, the Company, its Subsidiaries, together with is Debtors; solely following the Effective Date, Reorganized Debtors, filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in Bankruptcy Court.

              On April 7, 2017, the Bankruptcy Court entered a Confirmation Order confirming the Plan. Pursuant to Paragraph 118 of the Confirmation Order, the current management of Bonanza Creek ("Management") is permitted to appoint a new independent auditor without any action by the existing board of directors or Audit Committee of Bonanza Creek. On April 13, 2017, Management dismissed Hein & Associates LLP ("Hein") as Bonanza Creek's independent registered public accounting firm.

              Hein's audit reports on Bonanza Creek's consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that Hein's report for the year ended December 31, 2016 included an explanatory paragraph referring to Bonanza Creek's going concern uncertainty.

              During the fiscal years ended December 31, 2016, and the subsequent interim period through April 13, 2017, there were (i) no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hein's satisfaction, would have caused Hein to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

              Bonanza Creek provided Hein with a copy of disclosures it is making in this proxy statement.

              On April 13th, 2017, Management appointed Grant Thornton as Bonanza Creek's independent registered public accounting firm. During the years ended December 31, 2016 and 2015, and during the subsequent interim period through April 13, 2017, neither the Company nor anyone acting on its behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

              Bonanza Creek provided Grant Thornton with a copy of disclosures it is making in this proxy statement.

              The Audit Committee of the Board has selected Grant Thornton as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Grant Thornton has audited the Company's consolidated financial statements since the Company's emergence from bankruptcy on April 28, 2017. The Board is submitting the selection of Grant Thornton for ratification at the 2019 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

              The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton does not limit the

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        63

authority of the Audit Committee to change auditors at any time, if it determines that such a change would be in the best interests of the Company or our stockholders. Notwithstanding the Company's selection of Grant Thornton for the year ending December 31, 2019, the Company is considering soliciting proposals from other registered public accounting firms for the audit of that year.

Audit and Other Fees

              The table below sets forth the aggregate fees paid by the Company to its principal accountant, Grant Thornton, for audit and other services during 2017 and 2018:

Description	2017 ($)(1)	2018 ($)
Audit Fees(2)	1,087,658	801,128
Audit-Related Fees(3)	57,850	46,725
Tax Fees(4)	—	—
All Other Fees	—	—

Total	1,145,508	847,853

(1)
This amount has been changed from the previously filed 2017 fees to reflect invoices that were received after the 2018 proxy was filed.

(2)
Services rendered in 2017 and 2018 include auditing our financial statements included in the Company's Annual Report filed on Form 10-K and our internal controls over financial reporting and quarterly reviews of our interim financial statements filed on Form 10-Q. Includes administrative and travel expenses of $61,800 and $126,130 for the years ended 2017 and 2018, respectively.

(3)
Includes fees for audits of, and related to, comfort letters, employee benefit plans, attest engagements and similar items.

              The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Grant Thornton's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees", "Audit-Related Fees", "Tax Fees" and "All Other Fees" incurred during 2017 and 2018.

              The Company expects that representatives of Grant Thornton will be present at the 2019 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

              The Board unanimously recommends that stockholders vote "FOR" Proposal Two and approve the ratification of the selection of Grant Thornton as the independent registered public accountant of the Company for 2019.

BONANZA CREEK ENERGY, INC. 2019 Proxy Statement        64

 PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

              As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:

  •
  performance-based and time-based equity awards incorporating a three-year vesting period to emphasize long-term performance and named executive officer commitment and retention;

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  annual performance-based cash awards incorporating operational, financial and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and mitigate the possibility of excessive payments;

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  double-trigger requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination without cause or resignation for good reason is required in connection with a change in control);

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  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders; and

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  a policy requiring recoupment of certain incentive compensation paid to named executive officers under circumstances wherein named executive officers' conduct constitutes "Detrimental Conduct" under the policy.

              This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As an advisory vote, Proposal Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the

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Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

              We are asking stockholders to vote "FOR" the following resolution:

                  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement."

              The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Proposal Three. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

              The Board unanimously recommends that the stockholders vote "FOR" Proposal Three and approve the compensation of the named executive officers of the Company on an advisory basis, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

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 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

              Any stockholder of the Company who desires to submit a proposal for action at the 2020 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 26, 2019, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

              A stockholder proposal, including a stockholder nominating a person for election as a director, not included in our proxy statement for the 2019 Annual Meeting of Stockholders will be ineligible for presentation at the 2019 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice must be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company's proxy statement release to stockholders for the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting or if no annual meeting was held during the previous year, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to the 2019 Annual Meeting of Stockholders, such proposal must be received by the Secretary at the Company's principal executive office by the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" means disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Company with the SEC or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

              To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) the number of the Company's shares that are owned beneficially by such stockholder as of the date of submission, (c) the full name of the proposed candidate, (d) complete biographical information for the proposed candidate, including a description of the proposed candidate's business experience for at least the previous five years, (e) a description of the proposed candidate's qualifications as a director, (f) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC, and (iii) the nominee(s)' written consent to serve as a director if elected, and (g) in the case of other business proposed to be brought before the annual meeting (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof, the Chief Executive Officer or the President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

              It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to

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fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period. The Board is committed to actively seeking women and minority candidates as well as individuals with diverse backgrounds, skills and experiences. In general, the Nominating and Corporate Governance Committee will use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates. However, if a candidate is recommended by a stockholder or a group of stockholders, the Governance Committee also will review the information required of such nominees pursuant to our bylaws.

              The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

              In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

              Written requests for inclusion of any stockholder proposal, including with respect to any director candidates recommended by stockholders, should be addressed to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

              Solicitation of proxies on behalf of the Company may be made via the Internet, by mail or by personal interview or telephone by officers, directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

Stockholder List

              In accordance with the Delaware General Corporation Law and the Company's bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the 2019 Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the 2019 Annual Meeting, during ordinary business hours for ten days before the 2019 Annual Meeting.

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Proxy Materials, Annual Report and Householding

              The Company's Annual Report to Stockholders for the year ended December 31, 2018, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

              The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, 720.440.6100. We will promptly deliver a separate copy to you upon request.

              IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING TO BE HELD ON JUNE 4, 2019:

              A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

Internet and Phone Voting

              For shares of stock that are registered in your name, you may vote by Internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on Monday, June 3, 2019. The giving of such a proxy will not affect your right to vote in person should you decide to attend the 2019 Annual Meeting.

              The Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Forward-Looking Statements

              This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include matters to be presented at the 2019 Annual Meeting; amount and allocation of forecasted capital expenditures; executive sessions of the Board; director attendance at the 2019 Annual Meeting; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended

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December 31, 2018. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Cyrus D. Marter IV Secretary
Denver, Colorado April 24, 2019

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/03/19. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Bonanza Creek Energy C/O Broadridge PO Box 1342 Brentwood, NY 11717 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/03/19. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Eric T. Greager 06 Scott D. Vogel 02 Paul Keglevic 07 Jeffrey E. Wojahn 03 Brian Steck 04 Thomas B. Tyree, Jr. 05 Jack E. Vaughn The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accountant for 2019; 3. To approve, on an advisory basis, the compensation of our named executive officers; For 0 0 Against 0 0 Abstain 0 0 NOTE: The holders of the proxy shall vote in accordance with their discretion on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000414097_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com BONANZA CREEK ENERGY, INC. Annual Meeting of Stockholders June 4, 2019 12:00 Noon This proxy is solicited by the Board of Directors The undersigned hereby appoints Cyrus D. Marter IV and Brant H. DeMuth, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact, and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Bonanza Creek Energy, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 4, 2019, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made but the card is signed, this proxy will be voted FOR the election of the nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting, including concerning any adjournment of the meeting. Continued and to be signed on reverse side 0000414097_2 R1.0.1.18